                                                                     Exhibit d.5

                     FORM OF SUPPLEMENTAL INDENTURE OF TRUST

                                 by and between

                      TORTOISE ENERGY CAPITAL CORPORATION,
                                    as Issuer

                                       and

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.
                                   as Trustee

                           Authorizing the Issuance of

                       $_______ aggregate principal amount

                Auction Rate Senior Notes Series __, due _______

                           Dated as of ____ __, _____

                                TABLE OF CONTENTS

         Section 3.07          Lost, Stolen or Destroyed Tortoise Note Authentication Certificates..24

APPENDIX A             AUCTION PROCEDURES                                                          A-1
APPENDIX B             FORM OF NOTE                                                                B-1
APPENDIX C             FORM OF TRUSTEE AUTHENTICATION CERTIFICATE                                  C-1

                         SUPPLEMENTAL INDENTURE OF TRUST

     THIS SUPPLEMENTAL INDENTURE OF TRUST (this "Supplemental  Indenture") dated as of ___ __, ____, is by and between  TORTOISE  ENERGY CAPITAL  CORPORATION,  a
Maryland  corporation  (the  "Issuer")  and THE BANK OF NEW YORK TRUST  COMPANY,
N.A.,  a  national  banking  association  (together  with  its  successors,  the
"Trustee") as successor  trustee  hereunder (all capitalized terms used in these preambles,  recitals and granting clauses shall have the same meanings  assigned thereto in Article I hereof);

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS,  the Issuer has  previously  entered  into an  Indenture  dated as
November 14, 2005 (the "Original Indenture," and together with this Supplemental
Indenture, the "Indenture"), between the Issuer and the Trustee;

     WHEREAS,  the Issuer desires to enter into this  Supplemental  Indenture in order to issue Tortoise  Notes pursuant to the terms of the Original  Indenture, including Section 3.1 thereof;

     WHEREAS,  the  Issuer  represents  that it has been  formed  and is validly existing  as a  Maryland  corporation  and  that by  proper  action  it has duly authorized  the issuance of $_____ of its auction rate senior  notes,  Series __
(the "Tortoise Notes"), and it has by proper action authorized the execution and delivery of this Supplemental Indenture;

     WHEREAS,  the  Tortoise  Notes  constitute  Securities  as  defined  in the
Indenture; and

     WHEREAS,  the Trustee has agreed to accept the trusts herein contained upon the terms herein set forth;

     NOW, THEREFORE, it is mutually covenanted and agreed as follows:

                                   ARTICLE I

                         DEFINITIONS AND USE OF PHRASES

     Section 1.01 Definitions. All words and phrases defined in Article I of the
Indenture shall have the same meaning in this Supplemental Indenture,  except as otherwise  appears in this Article.  In addition,  the following  terms have the following  meanings in this  Supplemental  Indenture  unless the context clearly requires otherwise:

     "`AA' Composite  Commercial  Paper Rate" on any date means (i) the interest equivalent  of (1) the 7-day rate,  in the case of a Rate Period which is 7 days or  shorter,  (2) the  30-day  rate,  in the  case of a Rate  Period  which is a
Standard Rate Period  greater than 7 days but fewer than or equal to 31 days, or
(3) the  180-day  rate,  in the case of all other  Rate  Periods,  on  financial commercial  paper on behalf of issuers whose  corporate  bonds are rated "AA" by
S&P, or the equivalent of such rating by another  nationally  recognized  rating agency,  as announced  by the Federal  Reserve Bank of New York for the close of business on the Business Day  immediately  preceding  such date;  or (ii) if the
Federal  Reserve Bank of New York does not make available such a rate,  then the arithmetic  average  of the  interest  equivalent  of such  rates  on financial  commercial  paper  placed on behalf of such  issuers,  as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent
for the close of business on the Business Day  immediately  preceding  such date
(rounded to the next  highest .001 of 1%). If any  Commercial  Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, such rate shall be  determined  on the basis of the  quotations  (or  quotation)
furnished by the remaining  Commercial Paper Dealers (or Dealer), if any, or, if
there are no such Commercial Paper Dealers,  a nationally  recognized  dealer in commercial  paper of such issues then  making  such  quotations  selected by the
Issuer.  For purposes of this definition,  (A) "Commercial  Paper Dealers" shall mean (1) Citigroup  Global Markets Inc.,  Lehman  Brothers Inc.,  Merrill Lynch,
Pierce,  Fenner & Smith Incorporated and Goldman Sachs & Co.; (2) in lieu of any thereof, its respective Affiliate or successor; and (3) in the event that any of the  foregoing  shall cease to quote  rates for  financial  commercial  paper of issuers of the sort described  above,  in  substitution  therefor,  a nationally recognized dealer in financial commercial paper of such issuers then making such quotations  selected  by the Issuer,  and (B)  "interest  equivalent"  of a rate stated on a discount basis for financial  commercial  paper of a given number of days' maturity shall mean a number equal to the quotient  (rounded upward to the next  higher  one-thousandth  of 1%) of (1) such rate  expressed  as a  decimal, divided by (2) the difference between (x) 1.00 and (y) a fraction, the numerator of which shall be the product of such rate expressed as a decimal, multiplied by the  number  of days  in  which  such  commercial  paper  shall  mature  and the denominator of which shall be 360.

     "Affiliate"  means any person  controlled by, in control of or under common control  with the  Issuer;  provided  that no  Broker-Dealer  controlled  by, in control of or under  common  control  with the  Issuer  shall be deemed to be an
Affiliate nor shall any  corporation or any person  controlled by, in control of or under common control with such  corporation one of the directors or executive officers of which is also a Director of the Issuer be deemed to be an  Affiliate solely  because  such  director or  executive  officer is also a Director of the
Issuer.

     "Agent  Member"  means  a  member  of  or  participant  in  the  Securities
Depository that will act on behalf of a Bidder.

     "All Hold Rate" means 80% of the "AA" Composite Commercial Paper Rate.

     "Applicable  Rate"  means  the  rate  determined  in  accordance  with  the procedures in Section 2.02(c)(i) of this Supplemental Indenture.

     "Auction" means each periodic implementation of the Auction Procedures.

     "Auction Agent" means [Auction  Agent] unless and until another  commercial bank, trust company, or other financial institution appointed by a resolution of the Board of Directors  enters into an  agreement  with the Issuer to follow the
Auction Procedures for the purpose of determining the Applicable Rate.

     "Auction  Agreement" means the agreement  between the Auction Agent and the
Issuer  pursuant  to which the  Auction  Agent  agrees to follow the  procedures specified in Appendix A to this  Supplemental  Indenture,  as such agreement may from time to time be amended or supplemented.

     "Auction Date" means the first Business Day next preceding the first day of a Rate Period for each series of Tortoise Notes.

     "Auction Desk" means the business unit of a Broker-Dealer that fulfills the responsibilities of the Broker-Dealer under a Broker-Dealer Agreement, including soliciting Bids for the Tortoise Notes, and units of the Broker-Dealer which are not separated by information controls appropriate to control,  limit and monitor the inappropriate dissemination of information about Bids.

     "Auction  Period"  means  with  respect  to the  Tortoise  Notes,  either a
Standard Auction Period or a Special Auction Period, as applicable.

     "Auction Procedures" means the procedures for conducting Auctions set forth in Appendix A hereto.

     "Auction  Rate" means for each series of  Tortoise  Notes for each  Auction
Period, (i) if Sufficient  Clearing Bids exist, the Winning Bid Rate,  provided, however,  if all of the Tortoise Notes are the subject of Submitted Hold Orders, the All Hold Rate for such  series  of  Tortoise  Notes  and (ii) if  Sufficient
Clearing Bids do not exist, the Maximum Rate for such series of Tortoise Notes.

     "Authorized Denomination" means $25,000 and any integral multiple thereof.

     "Available  Tortoise Notes" means for each series of Tortoise Notes on each
Auction Date,  the number of Units of Tortoise Notes of such series that are not the subject of Submitted Hold Orders.

     "Beneficial  Owner," with respect to each series of Tortoise Notes, means a customer of a Broker-Dealer  who is listed on the records of that  Broker-Dealer
(or, if  applicable,  the Auction  Agent) as a holder of such series of Tortoise
Notes.

     "Bid" shall have the meaning specified in Appendix A hereto.

     "Bidder" means each Beneficial Owner, Potential Beneficial Owner and Broker
Dealer who places an Order.

     "Board of  Directors" or "Board" means the Board of Directors of the Issuer or any duly authorized committee thereof as permitted by applicable law.

     "Broker-Dealer" means any broker-dealer or broker-dealers,  or other entity permitted  by law to perform the  function  required of a  Broker-Dealer  by the
Auction Procedures,  that has been selected by the Issuer and that is a party to a Broker-Dealer Agreement with the Auction Agent.

     "Broker-Dealer  Deadline"  means,  with  respect to an Order,  the internal deadline  established  by the  Broker-Dealer  through which the Order was placed after  which it will not  accept  Orders or any  change in any Order  previously placed with such Broker-Dealer;  provided,  however,  that nothing shall prevent the  Broker-Dealer  from correcting  Clerical Errors by the  Broker-Dealer  with respect to Orders from Bidders after the Broker-Dealer  Deadline pursuant to the provisions  herein.  Any  Broker-Dealer  may change the time or times of its
Broker-Dealer  Deadline as it relates to such Broker-Dealer by giving notice not less than two  Business  Days prior to the date such change is to take effect to
Bidders who place Orders through such Broker- Dealer.

     "Broker-Dealer  Agreement" means an agreement between the Auction Agent and a  Broker-Dealer,  pursuant  to which  such  Broker-Dealer  agrees to follow the
Auction Procedures.

     "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a  Saturday,  Sunday or other day on which banks in the
City of New York, New York are authorized or obligated by law to close,  days on which the Federal  Reserve  Bank of New York is not open for  business,  days on which banking  institutions or trust companies located in the state in which the operations of the Auction  Agent are conducted are  authorized or required to be closed by law,  regulation or executive  order of the state in which the Auction
Agent conducts operations with respect to the Tortoise Notes.

     "Clerical  Error" means a clerical error in the processing of an Order, and includes,  but is not  limited  to, the  following:  (i) a  transmission  error, including  but not  limited  to, an Order  sent to the wrong  address or number, failure to transmit  certain  pages or illegible  transmission,  (ii) failure to transmit  an Order  received  from one or more  Existing  Holders  or  Potential
Beneficial  Owners  (including  Orders  from the  Broker-Dealer  which  were not originated by the Auction Desk) prior to the Broker-Dealer Deadline or generated by the Broker- Dealer's Auction Desk for its own account prior to the Submission
Deadline  or (iii) a  typographical  error.  Determining  whether  an error is a
"Clerical  Error"  is  within  the  reasonable  judgment  of the  Broker-Dealer, provided that the  Broker-Dealer has a record of the correct Order that shows it was so  received  or so  generated  prior to the  Broker-Dealer  Deadline or the
Submission Deadline, as applicable.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial  Paper  Dealers" has the meaning set forth in the definition of
AA Composite Commercial Paper Rate.

     "Commission" means the Securities and Exchange Commission.

     "Default Rate" means the Reference Rate multiplied by three (3).

     "Deposit   Securities"  means  cash  and  any  obligations  or  securities, including short term money market instruments that are Eligible Assets, rated at least AAA, A-2 or SP-2 by Fitch,  except that,  such  obligations  or securities shall be considered  "Deposit  Securities"  only if they are also rated at least
P-2 by Moody's.

     "Discount  Factor"  means the Moody's  Discount  Factor (if Moody's is then rating the Tortoise  Notes),  Fitch Discount Factor (if Fitch is then rating the
Tortoise  Notes)  or an  Other  Rating  Agency  Discount  Factor,  whichever  is applicable.

     "Discounted  Value"  means the  quotient of the Market Value of an Eligible
Asset divided by the applicable  Discount Factor,  provided that with respect to an Eligible Asset that is

currently callable, Discounted Value will be equal to the quotient as calculated above or the call  price,  whichever  is  lower,  and that  with  respect  to an
Eligible  Asset  that is  prepayable,  Discounted  Value  will be  equal  to the quotient as calculated above or the par value, whichever is lower.

     "Eligible  Assets" means Moody's Eligible Assets or Fitch's Eligible Assets
(if Moody's or Fitch are then rating the  Tortoise  Notes)  and/or  Other Rating
Agency Eligible Assets, whichever is applicable.

     "Error  Correction  Deadline"  means  one  hour  after  the  Auction  Agent completes  the  dissemination  of the results of the  Auction to  Broker-Dealers without  regard to the time of  receipt of such  results  by any  Broker-Dealer;
provided,  however,  in no event shall the Error Correction Deadline extend past
4:00 p.m., New York City time unless the Auction Agent experiences technological failure or force  majeure in  disseminating  the Auction  results which causes a delay in dissemination past 3:00 p.m., New York City time.

     "Existing Holder," with respect to Tortoise Notes of a series, shall mean a
Broker-Dealer  (or any such other Person as may be permitted by the Issuer) that is listed on the records of the Auction  Agent as a holder of Tortoise  Notes of such series.

     "Fitch" means Fitch Ratings and its successors at law.

     "Fitch Discount  Factor" means the discount  factors set forth in the Fitch
Guidelines for use in calculating the Discounted Value of the Issuer's assets in connection with Fitch's ratings of Tortoise Notes.

     "Fitch  Eligible  Asset"  means assets of the Issuer set forth in the Fitch
Guidelines as eligible for inclusion in calculating the Discounted  Value of the
Issuer's assets in connection with Fitch's ratings of Tortoise Notes.

     "Fitch Guidelines" mean the guidelines provided by Fitch, as may be amended from time to time, in connection with Fitch's ratings of Tortoise Notes.

     "Hold  Order"  shall have the meaning  specified in Appendix A hereto or an
Order deemed to have been submitted as provided in paragraph (c) of Section 1 of
Appendix A hereto.

     "Holder" means,  with respect to Tortoise Notes,  the registered  holder of notes of each  series  of  Tortoise  Notes as the same  appears  on the books or records of the Issuer.

     "Index"  means on any Auction  Date with  respect to Tortoise  Notes in any
Auction  Period of 35 days or less the  applicable  LIBOR  rate.  The Index with respect to Tortoise  Notes in any  Auction  Period of more than 35 days shall be the rate on United  States  Treasury  Securities  having a  maturity  which most closely  approximates  the length of the Auction Period as last published in The
Wall Street  Journal or such other source as may be mutually  agreed upon by the
Trustee and the Broker-Dealers.  If either rate is unavailable,  the Index shall be an index or rate  agreed to by all  Broker-Dealers  and  consented  to by the
Issuer.  For the purpose of this definition an Auction Period of 35 days or less means a 35-day Auction Period or shorter Auction  Period,

i.e. a 35-day Auction Period which is extended  because of a holiday would still be considered an Auction Period of 35 days or less.

     "Interest Payment Date" when used with respect to any Tortoise Notes, means the date on which an installment of interest on such Tortoise Notes shall be due and payable which generally shall be the day next following an Auction Date.

     "LIBOR" means, for purposes of determining the Reference Rate, (i) the rate for deposits in U.S.  dollars for the designated  Rate Period,  which appears on display page 3750 of Moneyline's  Telerate  Service  ("Telerate  Page 3750") (or
such other page as may replace that page on that service,  or such other service as may be selected by Lehman  Brothers Inc. or its successors) as of 11:00 a.m.,
London time,  on the day that is the Business Day on the Auction Date or, if the
Auction Date is not a Business  Day, the Business Day preceding the Auction Date
(the  "LIBOR  Determination  Date"),  or (ii) if such  rate  does not  appear on
Telerate  Page 3750 or such other page as may replace such  Telerate  Page 3750,
(A) Lehman  Brothers Inc.  shall  determine the  arithmetic  mean of the offered quotations  of the  reference  banks to leading  banks in the  London  interbank market for deposits in U.S.  dollars for the designated Rate Period in an amount determined by Lehman Brothers Inc. by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such date made by Lehman Brothers Inc.
to the reference  banks, (B) if at least two of the reference banks provide such quotations,  LIBOR shall equal such arithmetic mean of such  quotations,  (C) if only one or none of the reference banks provide such quotations,  LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in
The City of New York, New York selected by Lehman Brothers Inc. (after obtaining the Issuer's approval) are quoting on the relevant LIBOR  Determination Date for deposits in U.S. dollars for the designated Rate Period in an amount  determined by  Lehman  Brothers  Inc.  (after  obtaining  the  Issuer's  approval)  that is representative of a single  transaction in such market at such time by reference to the principal London office of leading banks in the London interbank  market;
provided,  however,  that if Lehman Brothers Inc. is not a Broker-Dealer or does not quote a rate  required to determine  LIBOR,  LIBOR will be determined on the basis of the  quotation  or  quotations  furnished  by any  other  Broker-Dealer selected  by the  Issuer to  provide  such rate or rates not being  supplied  by
Lehman Brothers Inc.;  provided  further,  that if Lehman Brothers Inc. and/or a substitute  Broker-Dealer  are  required  but  unable  to  determine  a rate  in accordance with at least one of the procedures  provided  above,  LIBOR shall be the most recently determinable LIBOR. If the number of Rate Period days shall be
(i) 7 or more but fewer  than 21 days,  such rate shall be the  seven-day  LIBOR rate;  (ii) more than 21 but fewer than 49 days,  such rate  shall be  one-month
LIBOR  rate;  (iii) 49 or more but fewer  than 77 days,  such rate  shall be the two-month  LIBOR rate;  (iv) 77 or more but fewer than 112 days, such rate shall be the  three-month  LIBOR rate;  (v) 112 or more but fewer than 140 days,  such rate shall be the  four-month  LIBOR  rate;  (vi) 140 or more but fewer than 168 days, such rate shall be the five-month  LIBOR rate; (vii) 168 or more but fewer
189 days,  such rate shall be the six-month  LIBOR rate;  (viii) 189 or more but fewer than 217 days, such rate shall be the seven-month  LIBOR rate; (ix) 217 or more but fewer than 252 days, such rate shall be the eight-month LIBOR rate; (x)
252 or more but fewer  than 287 days,  such rate shall be the  nine-month  LIBOR rate; (xi) 287 or more but fewer than 315 days, such rate shall be the ten-month
LIBOR  rate;  (xii) 315 or more but fewer than 343 days,  such rate shall be the eleven-month  LIBOR  rate;  and (xiii) 343 or more days but fewer than 365 days, such rate shall be the twelve-month LIBOR rate.

     "Market Value" means the market value of an asset of the Issuer  determined as follows:  For equity  securities,  the value obtained from readily  available market  quotations.  If an equity  security  is not traded on an exchange or not available from a Board-approved pricing service, the value obtained from written broker-dealer quotations.  For fixed-income securities,  the value obtained from readily  available market  quotations based on the last sale price of a security on the day the Issuer  values its assets or the  market  value  obtained  from a pricing  service  or the  value  obtained  from a direct  written  broker-dealer quotation  from a dealer who has made a market in the security.  "Market  Value"
for other  securities  will mean the value  obtained  pursuant  to the  Issuer's valuation  procedures.  If the market value of a security cannot be obtained, or the Issuer's  investment  adviser  determines that the value of a security as so obtained does not  represent  the fair value of a security,  fair value for that security shall be determined pursuant to the valuation procedures adopted by the
Board of Directors.

     "Maximum  Rate"  means,  on any  date  on  which  the  Applicable  Rate  is determined,  the rate equal to the applicable  percentage of the Reference Rate, subject to upward but not downward  adjustment in the discretion of the Board of
Directors after consultation with the Broker-Dealers,  provided that immediately following any such increase the Issuer would be in compliance  with the Tortoise
Notes Basic Maintenance Amount.

     "Minimum Rate" means,  on any Auction Date with respect to a Rate Period of
28 days or fewer, 70% of the AA Composite  Commercial Paper Rate at the close of business on the Business Day next preceding such Auction Date. There shall be no
Minimum  Rate on any Auction Date with respect to a Rate Period of more than the
Standard Rate Period.

     "Moody's" means Moody's Investors  Service,  Inc., a Delaware  corporation, and its successors at law.

     "Moody's  Discount  Factor"  means the  discount  factors  set forth in the
Moody's  Guidelines for use in calculating the Discounted  Value of the Issuer's assets in connection with Moody's ratings of Tortoise Notes.

     "Moody's  Eligible  Assets"  means  assets of the  Issuer  set forth in the
Moody's Guidelines as eligible for inclusion in calculating the Discounted Value of the Issuer's assets in connection with Moody's ratings of Tortoise Notes.

     "Moody's  Guidelines"  mean the guidelines  provided by Moody's,  as may be amended from time to time, in connection with Moody's ratings of Tortoise Notes.

     "1940  Act  Tortoise  Notes  Asset  Coverage"  means  asset  coverage,   as
determined in accordance with Section 18(h) of the Investment Company Act, of at least  300% with  respect  to all  outstanding  senior  securities  representing indebtedness of the Issuer,  including all  Outstanding  Tortoise Notes (or such other  asset  coverage  as  may in the  future  be  specified  in or  under  the
Investment  Company  Act as the minimum  asset  coverage  for senior  securities representing  indebtedness of a closed-end  investment company as a condition of declaring  dividends  on its common  stock),  determined  on the basis of values calculated  as of a time  within  48  hours  next  preceding  the  time  of such determination.

     "Notes"  means  Securities  of the  Issuer  ranking  on a  parity  with the
Tortoise Notes that may be issued from time to time pursuant to the Indenture.

     "Order" means a Hold Order, Bid or Sell Order.

     "Original Issue Date" means,  with respect to the Tortoise Notes Series __,
___ __, ____.

     "Other Rating Agency" means each rating agency,  if any, other than Moody's or Fitch then  providing a rating for the Tortoise Notes pursuant to the request of the Issuer.

     "Other Rating Agency Discount  Factor" means the discount factors set forth in the Other Rating  Agency  Guidelines  of each Other Rating  Agency for use in calculating  the Discounted  Value of the Issuer's assets in connection with the
Other Rating Agency's rating of Tortoise Notes.

     "Other Rating Agency Eligible  Assets" means assets of the Issuer set forth in the Other Rating  Agency  Guidelines  of each Other Rating Agency as eligible for inclusion in  calculating  the  Discounted  Value of the Issuer's  assets in connection with the Other Rating Agency's rating of Tortoise Notes.

     "Other Rating Agency Guidelines" mean the guidelines provided by each Other
Rating Agency, as may be amended from time to time, in connection with the Other
Rating Agency's rating of Tortoise Notes.

     "Outstanding"  or  "outstanding"  means,  as of any  date,  Tortoise  Notes theretofore issued by the Issuer except,  without duplication,  (i) any Tortoise
Notes theretofore canceled,  redeemed or repurchased by the Issuer, or delivered to the Trustee for  cancellation  or with  respect to which the Issuer has given notice of redemption and irrevocably  deposited with the Paying Agent sufficient funds to redeem such Tortoise Notes and (ii) any Tortoise  Notes  represented by any  certificate  in lieu of  which a new  certificate  has  been  executed  and delivered by the Issuer.  Notwithstanding the foregoing,  (A) in connection with any Auction,  any series of Tortoise  Notes as to which the Issuer or any person known  to the  Auction  Agent  to be an  Affiliate  of the  Issuer  shall be the
Existing  Holder thereof shall be disregarded  and deemed not to be Outstanding;
and (B) for purposes of determining the Tortoise Notes Basic Maintenance Amount,
Tortoise  Notes  held  by  the  Issuer  shall  be  disregarded  and  not  deemed
Outstanding  but  Tortoise  Notes held by any  Affiliate  of the Issuer shall be deemed Outstanding.

     "Paying  Agent" means The Bank of New York Trust Company,  N.A.  unless and until another entity  appointed by a resolution of the Board of Directors enters into an  agreement  with the Issuer to serve as paying  agent,  transfer  agent, registrar, and redemption agent with respect to the Tortoise Notes, which Paying
Agent may be the same as the Trustee or the Auction Agent.

     "Person" or "person"  means and includes an individual,  a  partnership,  a trust, a company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

     "Potential  Beneficial  Owner," with respect to a series of Tortoise Notes, shall mean a  customer  of a  Broker-Dealer  that is not a  Beneficial  Owner of
Tortoise Notes of such series but

that wishes to purchase  Tortoise Notes of such series,  or that is a Beneficial
Owner of  Tortoise  Notes of such  series  that  wishes to  purchase  additional
Tortoise  Notes  of  such  series;  provided,  however,  that  for  purposes  of conducting an Auction,  the Auction Agent may consider a Broker-Dealer acting on behalf of its customer as a Potential Beneficial Owner.

     "Potential  Holder," with respect to Tortoise  Notes of such series,  shall mean a  Broker-Dealer  (or any such  other  person  as may be  permitted  by the
Issuer) that is not an Existing  Holder of Tortoise Notes of such series or that is an Existing Holder of Tortoise Notes of such series that wishes to become the
Existing Holder of additional Tortoise Notes of such series; provided,  however, that for purposes of  conducting  an Auction,  the Auction  Agent may consider a
Broker-Dealer acting on behalf of its customer as a Potential Holder.

     "Rate Period" means, with respect to a series of Tortoise Notes, the period commencing on the Original  Issue Date thereof and ending on the date  specified for such series on the Original  Issue Date thereof and  thereafter,  as to such series,  the period  commencing on the day  following  each Rate Period for such series and ending on the day established for such series by the Issuer.

     "Rating  Agency"  means  each of Fitch  (if Fitch is then  rating  Tortoise
Notes),  Moody's (if Moody's is then rating Tortoise Notes) and any Other Rating
Agency.

     "Rating Agency  Guidelines"  mean Fitch Guidelines (if Fitch is then rating
Tortoise Notes),  Moody's  Guidelines (if Moody's is then rating Tortoise Notes)
and any Other Rating Agency Guidelines.

     "Redemption  Date,"  when  used with  respect  to any  Tortoise  Note to be redeemed,  means  the date  fixed  for such  redemption  by or  pursuant  to the
Indenture.

     "Redemption  Price,"  when used with  respect  to any  Tortoise  Note to be redeemed,  means  the  price  at  which  it is to be  redeemed  pursuant  to the
Indenture.

     "Reference  Rate" means,  with respect to the  determination of the Maximum
Rate and Default Rate, the greater of (i) the applicable AA Composite Commercial
Paper Rate (for a Rate Period of fewer than 184 days) or the applicable Treasury
Index Rate (for a Rate Period of 184 days or more), or (ii) the applicable LIBOR
Rate.

     "Securities  Act" means the Securities Act of 1933, as amended from time to time.

     "Securities   Depository"  means  The  Depository  Trust  Company  and  its successors and assigns or any successor  securities  depository  selected by the
Issuer  that  agrees to follow the  procedures  required  to be followed by such securities depository in connection with the Tortoise Notes Series __.

     "Sell Order" shall have the meaning specified in Appendix A hereto.

     "Special  Auction  Period"  means an Auction  Period that is not a Standard
Auction Period.

     "Special  Rate  Period"  means a Rate  Period  that is not a Standard  Rate
Period.

     "Specific  Redemption  Provisions"  means, with respect to any Special Rate
Period  of more  than one  year,  either,  or any  combination  of a  period  (a
"Non-Call Period")  determined by the Board of Directors after consultation with the Broker-Dealers, during which the Tortoise Notes subject to such Special Rate
Period are not subject to redemption at the option of the Issuer consisting of a number of whole years as determined by the Board of Directors after consultation with the Broker-Dealers, during each year of which the Tortoise Notes subject to such Special Rate Period shall be  redeemable  at the Issuer's  option and/or in connection  with any  mandatory  redemption  at a price  equal to the  principal amount plus accrued but unpaid interest plus a premium expressed as a percentage or percentages of $25,000 or expressed as a formula using specified variables as determined by the Board of Directors after consultation with the Broker-Dealers.

     "Standard Auction Period" means an Auction Period of __ days.

     "Standard Rate Period" means a Rate Period of 28 days.

     "Stated  Maturity"  with respect to Tortoise Notes Series __ shall mean ___
__, ____.

     "Submission  Deadline"  means 1:00 P.M., New York City time, on any Auction
Date or such other time on such date as shall be specified by the Auction  Agent from time to time  pursuant  to the Auction  Agreement  as the time by which the
Broker-Dealers   are   required  to  submit   Orders  to  the   Auction   Agent.
Notwithstanding  the  foregoing,  the Auction  Agent will follow the  Securities
Industry and Financial Markets  Association's Early Market Close Recommendations
for  shortened  trading days for the bond  markets (the "SIFMA  Recommendation")
unless the Auction  Agent is instructed  otherwise in writing by the Issuer.  In the  event of a SIFMA  Recommendation  with  respect  to an  Auction  Date,  the
Submission  Deadline  will be 11:30  A.M.,  instead of 1:00 P.M.,  New York City time.

     "Submitted Bid" shall have the meaning specified in Appendix A hereto.

     "Submitted  Hold  Order"  shall have the  meaning  specified  in Appendix A hereto.

     "Submitted Order" shall have the meaning specified in Appendix A hereto.

     "Submitted  Sell  Order"  shall have the  meaning  specified  in Appendix A hereto.

     "Sufficient  Clearing  Bids" means for each series of  Tortoise  Notes,  an
Auction for which the number of Units of Tortoise  Notes of such series that are the subject of Submitted Bids by Potential  Beneficial  Owners specifying one or more rates not higher than the Maximum Rate is not less than the number of Units of Tortoise  Notes of such series that are the subject of Submitted  Sell Orders and of  Submitted  Bids by Existing  Holders  specifying  rates  higher than the
Maximum Rate.

     "Tortoise Notes Basic Maintenance  Amount" as of any Valuation Date has the
meaning set forth in the Rating Agency Guidelines.

                                       10

     "Tortoise  Notes Series __" means the Series __ Tortoise Notes or any other
Notes hereinafter designated as Series __ of the Tortoise Notes.

     "Treasury  Index  Rate" means the average  yield to maturity  for  actively traded  marketable U.S.  Treasury fixed interest rate securities having the same number of 30-day  periods  to  maturity  as the  length of the  applicable  Rate
Period,  determined, to the extent necessary, by linear interpolation based upon the yield for such securities  having the next shorter and next longer number of
30-day periods to maturity  treating all Rate Periods with a length greater than the  longest  maturity  for such  securities  as  having a length  equal to such longest  maturity,  in all cases  based  upon data set forth in the most  recent weekly  statistical  release  published by the Board of Governors of the Federal
Reserve System (currently in H.15(519));  provided,  however, if the most recent such  statistical  release  shall not have  been  published  during  the 15 days preceding the date of  computation,  the foregoing  computations  shall be based upon the  average of  comparable  data as quoted to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer.

     "Trustee"  means The Bank of New York  Trust  Company,  N.A.  or such other person who is named as a trustee pursuant to the terms of the Indenture.

     "Unit" means,  with respect to each series of Tortoise Notes, the principal amount of the minimum Authorized Denomination of the Tortoise Notes.

     "Valuation Date" means every Friday, or, if such day is not a Business Day, the next preceding  Business Day;  provided,  however,  that the first Valuation
Date may occur on any other date established by the Issuer;  provided,  further, however, that such first Valuation Date shall be not more than one week from the date on which Tortoise Notes Series __ initially are issued.

     "Winning Bid Rate" means for each series of Tortoise Notes, the lowest rate specified  in any  Submitted  Bid of such  series  of  Tortoise  Notes  which if selected by the Auction Agent as the  Applicable  Rate would cause the number of
Units of Tortoise  Notes of such series that are the subject of  Submitted  Bids specifying  a rate not greater  than such rate to be not less than the number of
Units of Available Tortoise Notes of such series.

     Section 1.02 Interpretation.  References to sections, subsections, clauses, sub-clauses,  paragraphs and  subparagraphs  are to such sections,  subsections,
clauses,   sub-clauses,   paragraphs   and   subparagraphs   contained  in  this
supplemental  indenture,  as the case  may be,  unless  specifically  identified otherwise.

     Words  importing the masculine  gender include the feminine  gender.  Words importing persons include firms, associations and corporations.  Words importing the singular number include the plural number and vice versa.  Additional  terms are  defined  in the  body of this  Supplemental  Indenture  and the  Appendices hereto.

     In the event that any term or  provision  contained  herein with respect to the  Tortoise  Notes shall  conflict  with or be  inconsistent  with any term or provision  contained  in  the  Indenture,  the  terms  and  provisions  of  this
Supplemental Indenture shall govern.

                                       11

                                   ARTICLE II

           NOTE DETAILS, FORM OF NOTES, REDEMPTION OF NOTES AND USE OF
                                PROCEEDS OF NOTES

     Section 2.01 General Terms.

          (a) Designation:

               (i) Series __: A series of Notes  having an  aggregate  principal
          amount  of  $_______,   is  designated   "Series  __  Tortoise  Notes"
          ("Tortoise  Notes Series __").  The  principal  amount of the Tortoise
          Notes Series __ shall be due and payable at the Stated  Maturity.  The initial Rate Period for  Tortoise  Notes Series __ shall be the period from and  including  the Original  Issue Date thereof to and including
          _____ __, 20__.  The Tortoise Notes Series __ shall have an Applicable
          Rate for the  initial  Rate  Period  equal to 5.27%  per  annum and an initial  Interest  Payment  Date of _____ __,  20__.  Thereafter,  the
          Applicable  Rate shall be determined  in  accordance  with the Auction
          Procedures set forth in Appendix A hereto,  until the Stated Maturity.
          The  Tortoise  Notes  Series  __  shall  have  such  other  terms  and conditions as are set forth herein. The Tortoise Notes Series __ shall constitute a separate series of Notes of the Issuer.

          (b) Subject to Section 2.03(i)  hereof,  the Board of Directors of the
     Issuer may, in the future,  without  further  consent of the holders of the
     Tortoise  Notes or the  holders  of shares of  beneficial  interest  of the
     Issuer,  authorize  an increase  in the  aggregate  principal  amount of an
     Outstanding  series of Tortoise Notes or the issuance of additional  series of Tortoise  Notes,  with the same terms and  conditions of the  respective series herein  described,  except that the Applicable  Rate for its initial
     Rate Period, its initial Interest Payment Date and any other changes in the terms herein set forth shall be as set forth in a supplemental indenture.

          (c) The global securities representing Tortoise Notes, as described in paragraph  (d)  below,  shall be in  substantially  the  form set  forth in
     Appendix B hereto, with such appropriate insertions, notations, legends and other  variations  as are  required or  permitted  by the  Indenture or any supplemental indenture. The Tortoise Notes and the rights and duties of the
     Issuer,  the Trustee,  any Paying  Agent,  the Holders  thereof (and of the
     Securities  of any other  series),  shall be subject to and governed by the
     Indenture  (including  as it has  been  amended  and  supplemented  by this
     Supplemental  Indenture and as it may be hereafter  amended or supplemented by any supplemental indenture thereto pursuant to the applicable provisions thereof) insofar as the Indenture shall be applicable.

          (d) Except as otherwise  provided in this Section,  the Tortoise Notes in the form of one global note for each series shall be  registered  in the name of the  Securities  Depository  or its nominee and  ownership  thereof shall be maintained in book-entry form by the Securities Depository for the account  of the  Agent  Members.  Initially,  each  global  note  shall  be registered  in the name of Cede & Co.,  as the  nominee  of The  Depository
     Trust  Company.  The global notes may be  transferred,  in whole but not in part,  only to the  Securities  Depository  or a nominee of the  Securities
     Depository or to a successor Securities  Depository selected or approved by the Issuer or to a nominee of such successor  Securities  Depository.  Each global

                                       12

     note shall bear a legend substantially to the following effect:  "Except as otherwise  provided in the Indenture,  this global note may be transferred, in  whole  but not in  part,  only to  another  nominee  of the  Securities
     Depository  (as  defined in the  Indenture)  or to a  successor  Securities
     Depository or to a nominee of a successor Securities Depository."

     Section 2.02 Interest.

          (a) The Holders of any series of  Tortoise  Notes shall be entitled to receive  interest  payments on their Tortoise Notes at the Applicable Rate, determined as set forth in paragraph (c) of this Section 2.02, and no more, payable on the respective dates determined as set forth in paragraph (b) of this Section 2.02. Interest on the Outstanding Tortoise Notes of any series issued on the Original Issue Date shall  accumulate from the Original Issue
     Date.

          (b) (i) Interest shall be payable,  subject to subparagraph (b)(ii) of this Section  2.02, on each series of Tortoise  Notes,  with respect to any
     Rate Period on the first  Business Day  following the last day of such Rate
     Period; provided,  however, if the Rate Period is greater than 30 days then on a monthly basis on the first Business Day of each month within such Rate
     Period,  not  including  the initial Rate  Period,  and on the Business Day following the last day of such Rate Period.

               (ii)  If a  day  for  payment  of  interest  resulting  from  the application of  subparagraph  (b)(i) above is not a Business Day, then the Interest  Payment Date shall be the first  Business Day  following such day for  payment of  interest in the case of a series of Tortoise
          Notes designated as "Series __."

               (iii) The  Issuer  shall pay to the  Paying  Agent not later than
          3:00 p.m., New York City time, on the Business Day next preceding each
          Interest  Payment Date for each series of Tortoise Notes, an aggregate amount of funds  available on the next Business Day in the City of New
          York,  New York,  equal to the  interest  to be paid to all Holders of such Tortoise  Notes on such Interest  Payment Date.  The Issuer shall not be required to establish any reserves for the payment of interest.

               (iv) All  moneys  paid to the  Paying  Agent for the  payment  of interest  shall be held in trust for the  payment of such  interest by the  Paying  Agent  for  the  benefit  of  the  Holders  specified  in subparagraph  (b)(v) of this  Section  2.02.  Any  moneys  paid to the
          Paying Agent in  accordance  with the foregoing but not applied by the
          Paying Agent to the payment of interest,  including interest earned on such moneys,  will,  to the extent  permitted by law, be repaid to the
          Issuer at the end of 90 days from the date on which such  moneys  were to have been so applied.

               (v) Each interest  payment on a series of Tortoise Notes shall be paid on the  Interest  Payment  Date  therefor  to the Holders of that series as their  names  appear  on the  security  ledger  or  security records of the Issuer on the Business Day next preceding such Interest
          Payment  Date.  Interest  in arrears  for any past Rate  Period may be declared  and  paid at any  time,  without  reference  to any  regular
          Interest  Payment  Date,  to the Holders as their names  appear on the books or records of the Issuer on such  date,  not  exceeding  15 days preceding  the payment date  thereof,  as may be fixed by the Board of

                                       13

          Directors.  No  interest  will be payable  in respect of any  Interest
          Payment or payments which may be in arrears.

          (c) (i) The interest rate on Outstanding Tortoise Notes of each series during the period from and after the Original  Issue Date to and  including the last day of the initial Rate Period  therefor  shall be equal to 5.27%.
     For  each  subsequent  Rate  Period  with  respect  to the  Tortoise  Notes
     Outstanding  thereafter,  the interest  rate shall be equal to the rate per annum that results from an Auction;  provided,  however, that if an Auction for any  subsequent  Rate Period of a series of Tortoise  Notes is not held for any  reason  or if  Sufficient  Clearing  Bids have not been made in an
     Auction  (other than as a result of all series of Tortoise  Notes being the subject of Submitted  Hold  Orders),  then the interest rate on a series of
     Tortoise  Notes for any such Rate Period  shall be the Maximum Rate (except during a Default  Period (as defined below) when the interest rate shall be the Default Rate, as set forth in Section  2.02(c)(ii) below). The All Hold
     Rate will  apply  automatically  following  an  Auction in which all of the
     Outstanding  series of  Tortoise  Notes are  subject  (or are  deemed to be subject) to Hold Orders. The rate per annum at which interest is payable on a series of Tortoise Notes as determined  pursuant to this Section  2(c)(i)
     shall be the  "Applicable  Rate."  For  Standard  Rate  Periods  or shorter periods only,  the  Applicable  Rate  resulting from an Auction will not be less than the Minimum Rate.

               (ii) Subject to the cure  provisions  below,  a "Default  Period"
          with  respect to a  particular  series  will  commence on any date the
          Issuer fails to deposit  irrevocably in trust in same-day funds,  with the  Paying  Agent by 12:00  noon,  New York City  time,  (A) the full amount of any redemption price (the "Redemption Price") payable on the date  fixed for  redemption  (the  "Redemption  Date") (a  "Redemption
          Default,"  which  shall  constitute  an Event of Default  pursuant  to
          Section  5.1(7) of the Original  Indenture)  or (B) the full amount of any accrued  interest on that series  payable on the Interest  Payment
          Date (an "Interest  Default" and together  with a Redemption  Default, hereinafter referred to as "Default").  Subject to the cure provisions of  Section  2(c)(iii)  below,  a Default  Period  with  respect to an
          Interest Default or a Redemption Default shall end on the Business Day on which,  by 12:00 noon, New York City time, all unpaid  interest and any unpaid  Redemption Price shall have been deposited  irrevocably in trust in  same-day  funds  with the  Paying  Agent.  In the case of an
          Interest Default,  the Applicable Rate for each Rate Period commencing during a Default  Period will be equal to the Default  Rate,  and each subsequent  Rate Period  commencing  after the  beginning of a Default
          Period shall be a Standard Rate Period;  provided,  however,  that the commencement  of a  Default  Period  will  not  by  itself  cause  the commencement  of a new Rate Period.  No Auction shall be held during a
          Default Period with respect to an Interest Default  applicable to that series of Tortoise Notes.

               (iii) No Default  Period with  respect to an Interest  Default or
          Redemption  Default  shall be deemed to  commence if the amount of any interest or any  Redemption  Price due (if such  default is not solely due to the willful failure of the Issuer) is deposited  irrevocably in trust, in same-day funds with the Paying Agent by 12:00 noon, New York
          City time within three  Business  Days after the  applicable  Interest
          Payment Date or Redemption Date,  together with an amount equal to the
          Default  Rate applied to the amount of such  non-payment  based on the actual number of days  comprising  such

                                       14

          period divided by 360 for each series. The Default Rate shall be equal to the Reference Rate multiplied by three (3).

               (iv) The amount of interest per Unit of Tortoise Notes payable on each  Interest  Payment  Date of each Rate Period of less than one (1)
          year (or in respect of interest on another date in  connection  with a redemption  during such Rate Period) shall be computed by  multiplying the  Applicable  Rate (or the Default Rate) for such Rate Period (or a portion  thereof) by a fraction,  the  numerator  of which will be the number of days in such Rate  Period  (or  portion  thereof)  that such
          Tortoise Notes were  outstanding  and for which the Applicable Rate or the Default Rate was applicable  and the  denominator of which will be
          360,  multiplying the amount so obtained by $25,000,  and rounding the amount so obtained to the nearest cent.  During any Rate Period of one
          (1) year or more,  the amount of interest  per Unit of Tortoise  Notes payable on any  Interest  Payment  Date (or in respect of  interest on another date in connection with a redemption  during such Rate Period)
          shall be computed as described in the preceding sentence.

          (d) Any Interest  Payment  made on any series of Tortoise  Notes shall first be credited against the earliest accrued but unpaid interest due with respect to such series.

     Section 2.03 Redemption.

          (a) (i) After the initial Rate Period,  subject to the  provisions  of this Section 2.03 and to the extent permitted under the Investment  Company
     Act, the Issuer may, at its option, redeem in whole or in part out of funds legally available  therefor a series of Tortoise Notes herein designated as
     (A) having a Rate Period of one year or less, on the Business Day after the last day of such Rate Period by delivering a notice of redemption  not less than 15 days and not more  than 40 days  prior to the date  fixed  for such redemption,  at a redemption price equal to the aggregate principal amount, plus an amount equal to accrued but unpaid interest thereon (whether or not earned)  to the date  fixed for  redemption  ("Redemption  Price"),  or (B)
     having a Rate Period of more than one year,  on any  Business  Day prior to the end of the relevant  Rate Period by  delivering a notice of  redemption not less than 15 days and not more than 40 days prior to the date fixed for such redemption,  at the Redemption  Price, plus a redemption  premium,  if any,  determined  by the Board of  Directors  after  consultation  with the
     Broker-Dealers  and  set  forth  in  any  applicable   Specific  Redemption
     Provisions at the time of the  designation of such Rate Period as set forth in Section 2.04  hereof;  provided,  however,  that during a Rate Period of more than one year no series of Tortoise  Notes will be subject to optional redemption  except in accordance  with any Specific  Redemption  Provisions
     approved  by  the  Board  of   Directors   after   consultation   with  the
     Broker-Dealers  at the  time  of  the  designation  of  such  Rate  Period.
     Notwithstanding  the  foregoing,  the Issuer  shall not give a notice of or effect any redemption  pursuant to this Section  2.03(a)(i)  unless, on the date on which the  Issuer  intends  to give such  notice and on the date of redemption (a) the Issuer has available  certain  Deposit  Securities  with maturity or tender dates not later than the day  preceding  the  applicable redemption date and having a value not less than the amount  (including any applicable  premium) due to Holders of a series of Tortoise Notes by reason of the  redemption  of such  Tortoise  Notes  on such  date  fixed  for the redemption and (b) the Issuer would have Eligible  Assets with an aggregate
     Discounted Value at least equal the Tortoise Notes Basic Maintenance Amount immediately subsequent to such redemption, if such redemption were to occur on such date, it

                                       15

     being  understood that the provisions of paragraph (d) of this Section 2.03 shall be applicable in such circumstances in the event the Issuer makes the deposit and takes the other action required thereby.

               (ii) If the Issuer fails to maintain,  as of any Valuation  Date,
          Eligible Assets with an aggregate  Discounted  Value at least equal to the  Tortoise  Notes  Basic  Maintenance  Amount  or,  as of the  last
          Business Day of any month, the 1940 Act Tortoise Notes Asset Coverage, and such failure is not cured within ten Business Days  following such
          Valuation Date in the case of a failure to maintain the Tortoise Notes
          Basic Maintenance  Amount or on the last Business Day of the following month in the case of a failure to maintain the 1940 Act Tortoise Notes
          Asset  Coverage as of such last Business Day (each an "Asset  Coverage
          Cure  Date"),   the  Tortoise  Notes  will  be  subject  to  mandatory
          redemption  out of funds  legally  available  therefor.  The aggregate
          principal   amount  of   Tortoise   Notes  to  be   redeemed  in  such
          circumstances will be equal to the lesser of (A) the minimum principal amount of Tortoise  Notes the  redemption of which,  if deemed to have occurred  immediately prior to the opening of business on the relevant
          Asset Coverage Cure Date,  would result in the Issuer having  Eligible
          Assets  with an  aggregate  Discounted  Value  at  least  equal to the
          Tortoise Notes Basic Maintenance Amount, or sufficient to satisfy 1940
          Act Tortoise Notes Asset Coverage,  as the case may be, in either case as of the relevant Asset  Coverage Cure Date (provided  that, if there is no such minimum  principal  amount of Tortoise Notes the redemption of which would have such result,  all Tortoise Notes then  Outstanding will be redeemed),  and (B) the maximum  principal  amount of Tortoise
          Notes  that can be  redeemed  out of funds  expected  to be  available therefor on the Mandatory  Redemption Date at the Mandatory Redemption
          Price set forth in subparagraph (a)(iii) of this Section 2.03.

               (iii) In  determining  the Tortoise Notes required to be redeemed in accordance with the foregoing Section 2.03(a)(ii), the Issuer shall allocate the aggregate  principal amount of Tortoise Notes required to be redeemed to satisfy the Tortoise Notes Basic Maintenance  Amount or the 1940 Act Tortoise  Notes Asset  Coverage,  as the case may be, pro rata  among  the  Holders  of  Tortoise  Notes  in  proportion  to the aggregate  principal  amount of Tortoise Notes they hold, by lot or by such other method as the Issuer shall deem  equitable,  subject to the further provisions of this subparagraph (iii). The Issuer shall effect any required mandatory  redemption pursuant to subparagraph (a)(ii) of this Section 2.03 no later than 40 days after the Asset  Coverage Cure
          Date (the "Mandatory Redemption Date"), except that if the Issuer does not have funds  legally  available  for the  redemption  of, or is not otherwise legally permitted to redeem, the aggregate  principal amount of Tortoise Notes which would be required to be redeemed by the Issuer under  clause  (A) of  subparagraph  (a)(ii) of this  Section  2.03 if sufficient funds were available,  or the Issuer otherwise is unable to effect such redemption on or prior to such Mandatory  Redemption Date, the Issuer shall redeem those Tortoise Notes,  and other Notes, on the earliest  practicable  date on which the  Issuer  will have such funds available, upon notice pursuant to Section 2.03(b) to record owners of the  Tortoise  Notes to be redeemed and the Paying  Agent.  The Issuer will  deposit  with the Paying  Agent funds  sufficient  to redeem the specified aggregate principal amount of Tortoise Notes with respect to a redemption required under subparagraph (a)(ii) of this Section 2.03, by 1:00 p.m.,  New York City time,  of the  Business  Day  immediately preceding the

                                       16

          Mandatory  Redemption  Date.  If  fewer  than  all of the  Outstanding
          Tortoise   Notes  are  to  be  redeemed   pursuant  to  this   Section
          2.03(a)(iii),  the aggregate  principal amount of Tortoise Notes to be redeemed  shall be redeemed pro rata from the Holders of such Tortoise
          Notes in proportion to the aggregate principal amount of such Tortoise
          Notes  held by such  Holders,  by lot or by such  other  method as the
          Issuer shall deem fair and equitable,  subject,  however, to the terms
          of  any  applicable   Specific   Redemption   Provisions.   "Mandatory
          Redemption  Price" means the  Redemption  Price plus (in the case of a
          Rate Period of one year or more only) a  redemption  premium,  if any, determined  by the  Board of  Directors  after  consultation  with the
          Broker-Dealers  and set forth in any  applicable  Specific  Redemption
          Provisions.

          (b) In the event of a  redemption  pursuant  to Section  2.03(a),  the
     Issuer will file a notice of its intention to redeem with the Commission so as to provide at least the minimum  notice  required under Rule 23c-2 under the Investment  Company Act or any successor  provision.  In addition,  the
     Issuer shall  deliver a notice of  redemption  to the Auction Agent and the
     Trustee (the "Notice of  Redemption")  containing the information set forth below (i) in the case of an optional  redemption  pursuant to  subparagraph
     (a)(i) above, at least three Business Days prior to the giving of notice to the  Holders  and (ii) in the case of a  mandatory  redemption  pursuant to subparagraph  (a)(ii)  above,  on or prior to the  30th day  preceding  the
     Mandatory  Redemption Date. The Trustee will use its reasonable  efforts to provide  notice to each Holder of Tortoise  Notes called for  redemption by electronic or other  reasonable  means not later than the close of business on the  Business  Day  immediately  following  the day on which the Trustee determines the Tortoise  Notes to be redeemed (or,  during a Default Period with respect to such Tortoise  Notes,  not later than the close of business on the  Business  Day  immediately  following  the day on which the Trustee receives Notice of Redemption  from the Issuer).  The Trustee shall confirm such  notice in writing  not later than the close of  business on the third
     Business Day  preceding  the date fixed for  redemption  by  providing  the
     Notice  of  Redemption  to  each  Holder  of  Tortoise   Notes  called  for
     redemption,  the  Paying  Agent (if  different  from the  Trustee)  and the
     Securities  Depository.  Notice  of  Redemption  will be  addressed  to the registered  owners of each  series  of  Tortoise  Notes at their  addresses appearing on the books or records of the Issuer.  Such Notice of Redemption will set forth (i) the date fixed for redemption, (ii) the principal amount and identity of Tortoise Notes to be redeemed,  (iii) the redemption  price
     (specifying the amount of accrued  interest to be included  therein and any redemption premium, if any), (iv) that interest on the Tortoise Notes to be redeemed  will  cease to  accrue on such date  fixed  for  redemption,  (v)
     applicable  cusip number(s) and (vi) the provision  under which  redemption shall be made. No defect in the Notice of Redemption or in the  transmittal or mailing thereof will affect the validity of the redemption  proceedings, except as required by applicable law. If fewer than all Tortoise Notes held by any Holder are to be redeemed,  the Notice of Redemption  mailed to such
     Holder  shall also  specify the  principal  amount of Tortoise  Notes to be redeemed from such Holder.

          (c)  Notwithstanding  the  provisions of paragraph (a) of this Section
     2.03,  no  Tortoise  Notes  may be  redeemed  unless  all  interest  on the
     Outstanding  Tortoise Notes and all Notes of the Issuer ranking on a parity with the Tortoise Notes, have been or are being  contemporaneously  paid or set aside for payment;  provided,  however,  that the  foregoing  shall not prevent the  purchase or  acquisition  of all  Outstanding  Tortoise  Notes pursuant to the successful  completion of an otherwise  lawful  purchase or exchange  offer made on the same terms to, and accepted by,  Holders of all
     Outstanding Tortoise Notes.

                                       7

          (d) Upon the deposit of funds  sufficient to redeem any Tortoise Notes with the Paying  Agent and the giving of the  Notice of  Redemption  to the
     Trustee under paragraph (b) of this Section 2.03, interest on such Tortoise
     Notes  shall  cease to accrue and such  Tortoise  Notes  shall no longer be deemed to be Outstanding for any purpose  (including,  without  limitation, for purposes of calculating whether the Issuer has maintained the requisite
     Tortoise  Notes Basic  Maintenance  Amount or the 1940 Act  Tortoise  Notes
     Asset  Coverage),  and all  rights of the Holder of the  Tortoise  Notes so called for redemption  shall cease and terminate,  except the right of such
     Holder to receive the redemption  price specified  herein,  but without any interest or other additional amount. Such redemption price shall be paid by the Paying Agent to the nominee of the  Securities  Depository.  The Issuer shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent in excess of
     (i) the  aggregate  redemption  price  of the  Tortoise  Notes  called  for redemption  on such  date and (ii) such  other  amounts,  if any,  to which
     Holders of the Tortoise Notes called for  redemption  may be entitled.  Any funds so  deposited  that are  unclaimed  at the end of two years from such redemption  date  shall,  to the extent  permitted  by law,  be paid to the
     Issuer,  after  which  time the  Holders  of  Tortoise  Notes so called for redemption may look only to the Issuer for payment of the redemption  price and all other  amounts,  if any, to which they may be entitled.  The Issuer shall be entitled  to  receive,  from time to time after the date fixed for redemption, any interest earned on the funds so deposited.

          (e) To the extent that any  redemption  for which Notice of Redemption has been given is not made by reason of the  absence  of legally  available funds therefor, or is otherwise  prohibited,  such redemption shall be made as soon as practicable to the extent such funds become legally available or such redemption is no longer  otherwise  prohibited.  Failure to redeem any series of  Tortoise  Notes  shall be deemed to exist at any time  after the date  specified for  redemption  in a Notice of Redemption  when the Issuer shall have failed, for any reason whatsoever,  to deposit in trust with the
     Paying Agent the  redemption  price with respect to any Tortoise  Notes for which such Notice of Redemption  has been given.  Notwithstanding  the fact that the Issuer may not have redeemed any Tortoise Notes for which a Notice of Redemption has been given,  interest may be paid on a series of Tortoise
     Notes and shall include those Tortoise Notes for which Notice of Redemption has been given but for which deposit of funds has not been made.

          (f) All moneys paid to the Paying Agent for payment of the  redemption price of any Tortoise Notes called for redemption shall be held in trust by the  Paying  Agent for the  benefit  of  Holders  of  Tortoise  Notes to be redeemed.

          (g) So long as any Tortoise Notes are held of record by the nominee of the Securities  Depository,  the  redemption  price for such Tortoise Notes will be  paid on the  date  fixed  for  redemption  to the  nominee  of the
     Securities Depository for distribution to Agent Members for distribution to the persons for whom they are acting as agent.

          (h) Except  for the  provisions  described  above,  nothing  contained herein limits any right of the Issuer to purchase or otherwise  acquire any
     Tortoise Notes outside of an Auction at any price,  whether higher or lower than  the  price  that  would be paid in  connection  with an  optional  or mandatory redemption,  so long as, at the time of any such purchase,  there is no arrearage in the payment of interest on, or the mandatory or optional redemption  price with

                                       18

     respect to, any series of Tortoise Notes for which Notice of Redemption has been given and the Issuer is in compliance with the 1940 Act Tortoise Notes
     Asset Coverage and has Eligible Assets with an aggregate  Discounted  Value at least equal to the Tortoise Notes Basic Maintenance  Amount after giving effect to such purchase or acquisition  on the date thereof.  If fewer than all the Outstanding  Tortoise Notes of any series are redeemed or otherwise acquired by the Issuer, the Issuer shall give notice of such transaction to the Trustee,  in accordance with the procedures agreed upon by the Board of
     Directors.

          (i) The Board of Directors may, without further consent of the holders of the  Tortoise  Notes or the  holders of shares of  capital  stock of the
     Issuer, authorize,  create or issue any class or series of Notes, including other series of Tortoise  Notes,  ranking  prior to or on a parity with the
     Tortoise Notes to the extent  permitted by the Investment  Company Act, if, upon issuance,  either (A) the net proceeds from the sale of such Notes (or such  portion  thereof  needed  to  redeem or  repurchase  the  Outstanding
     Tortoise  Notes) are deposited with the Trustee in accordance  with Section
     2.03(d),  Notice of Redemption as  contemplated by Section 2.03(b) has been delivered prior thereto or is sent promptly  thereafter,  and such proceeds are used to redeem all  Outstanding  Tortoise Notes or (B) the Issuer would meet the 1940 Act Tortoise Notes Asset  Coverage,  the Tortoise Notes Basic
     Maintenance Amount and the requirements of Section 2.08 hereof.

          (j) If any Tortoise  Notes are to be redeemed and such Tortoise  Notes are held by the  Securities  Depository,  the Issuer  shall  include in the notice of redemption delivered to the Securities  Depository:  (i) under an item entitled "Publication Date for Securities  Depository  Purposes",  the
     Interest Payment Date prior to the Redemption Date, and (ii) an instruction to the  Securities  Depository  to (x) determine on such  Publication  Date after  the  Auction  held on the  immediately  preceding  Auction  Date has settled, the Depository  participants whose Securities Depository positions will be redeemed  and the  principal  amount of such  Tortoise  Notes to be redeemed  from each such position (the  "Securities  Depository  Redemption
     Information"),  and (y) notify the  Auction  Agent  immediately  after such determination  of (A) the positions of the Depository  Participants in such
     Tortoise  Notes  immediately  prior  to such  Auction  settlement,  (B) the positions of the Depository Participants in such Tortoise Notes immediately following  such  Auction  settlement  and  (C)  the  Securities  Depository
     Redemption  Information.  "Publication Date" shall mean three Business Days after the Auction Date next preceding such Redemption Date.

     Section 2.04 Designation of Rate Period.

          (a) The initial  Rate  Period for each series of Tortoise  Notes is as set forth under  "Designation"  in Section  2.01(a) above.  The Issuer will designate  the  duration  of  subsequent  Rate  Periods  of each  series of
     Tortoise Notes;  provided,  however,  that no such designation is necessary for a Standard Rate Period and, provided further, that any designation of a
     Special  Rate Period shall be effective  only if (i) notice  thereof  shall have been given as  provided  herein,  (ii) any  failure to pay in a timely manner to the Trustee the full amount of any interest on, or the redemption price of,  Tortoise  Notes shall have been cured as provided  above,  (iii)
     Sufficient  Clearing  Bids  shall have  existed  in an Auction  held on the
     Auction Date  immediately  preceding the first day of such proposed Special
     Rate Period,  (iv) if the Issuer  shall have mailed a Notice of  Redemption with respect to any Tortoise  Notes,  the redemption  price

                                       19

     with  respect to such  Tortoise  Notes shall have been  deposited  with the
     Paying  Agent,  and (v) in the case of the  designation  of a Special  Rate
     Period, the Issuer has confirmed that as of the Auction Date next preceding the first day of such Special Rate Period,  it has Eligible  Assets with an aggregate  Discounted  Value at least  equal to the  Tortoise  Notes  Basic
     Maintenance  Amount,  and the Issuer has consulted with the  Broker-Dealers and has provided notice of such designation and otherwise complied with the
     Rating Agency Guidelines.

          (b) If the Issuer  proposes to designate any Special Rate Period,  not fewer than 7 (or two  Business  Days in the event the  duration of the Rate
     Period  prior to such  Special  Rate  Period is fewer than 8 days) nor more than 30 Business  Days prior to the first day of such  Special Rate Period, notice  shall be (i) made by press  release  and (ii)  communicated  by the
     Issuer by telephonic or other means to the Trustee and confirmed in writing promptly  thereafter.  Each such  notice  shall  state (A) that the  Issuer proposes to exercise  its option to  designate a  succeeding  Special  Rate
     Period,  specifying the first and last days thereof and (B) that the Issuer will by 3:00 p.m.,  New York City time,  on the  second  Business  Day next preceding  the first day of such Special  Rate  Period,  notify the Auction
     Agent and the Trustee,  who will  promptly  notify the  Broker-Dealers,  of either (x) its  determination,  subject to certain  conditions,  to proceed with  such  Special  Rate  Period,  subject  to the  terms of any  Specific
     Redemption  Provisions,  or (y) its  determination not to proceed with such
     Special Rate Period, in which latter event the succeeding Rate Period shall be a Standard Rate Period.

     No later than 3:00 p.m.,  New York City time,  on the second  Business  Day next  preceding  the first day of any proposed  Special Rate Period,  the Issuer shall deliver to the Auction Agent and Trustee, who will promptly deliver to the
Broker-Dealers and Existing Holders, either:

               (i) a notice  stating  (A)  that the  Issuer  has  determined  to designate  the next  succeeding  Rate Period as a Special Rate Period, specifying  the first and last days  thereof  and (B) the terms of any
          Specific Redemption Provisions; or

               (ii) a notice  stating  that the  Issuer  has  determined  not to exercise its option to designate a Special Rate Period.

If  the  Issuer  fails  to  deliver  either  such  notice  with  respect  to any designation  of any  proposed  Special  Rate Period to the  Auction  Agent or is unable to make the confirmation  provided in clause (v) of Paragraph (a) of this
Section 2.04 by 3:00 p.m.,  New York City time, on the second  Business Day next preceding the first day of such proposed  Special Rate Period,  the Issuer shall be deemed to have  delivered a notice to the Auction  Agent with respect to such
Rate Period to the effect set forth in clause (ii) above, thereby resulting in a
Standard Rate Period.

     Section 2.05  Restrictions  on Transfer.  Tortoise Notes may be transferred only  (a)  pursuant  to an order  placed  in an  Auction,  (b) to or  through  a
Broker-Dealer  or (c) to  the  Issuer  or  any  Affiliate.  Notwithstanding  the
foregoing,  a transfer  other than  pursuant to an Auction will not be effective unless the selling  Existing Holder or the Agent Member of such Existing Holder, in the case of an Existing  Holder  whose  Tortoise  Notes are listed in its own name on the books of the Auction Agent, or the  Broker-Dealer or Agent Member of
such  Broker-Dealer,  in the case of a transfer between persons holding Tortoise
Notes  through  different  Broker-Dealers,  advises  the  Auction  Agent of such transfer.  The  certificates  representing  the

                                       20

Tortoise  Notes  issued to the  Securities  Depository  will bear  legends  with respect to the restrictions described above and stop-transfer  instructions will be issued to the Transfer Agent and/or Registrar.

     Section  2.06 1940 Act  Tortoise  Notes Asset  Coverage.  The Issuer  shall maintain,  as of the last Business Day of each month in which any Tortoise Notes are  Outstanding,  asset  coverage  with respect to the Tortoise  Notes which is equal to or greater than the 1940 Act Tortoise Notes Asset  Coverage;  provided, however,  that  Section  2.03(a)(ii)  shall be the sole  remedy in the event the
Issuer fails to do so.

     Section  2.07  Tortoise  Notes  Basic  Maintenance  Amount.  So long as the
Tortoise Notes are Outstanding and any Rating Agency is then rating the Tortoise
Notes,  the Issuer shall maintain,  as of each Valuation  Date,  Eligible Assets having an aggregate Discounted Value equal to or greater than the Tortoise Notes
Basic Maintenance Amount;  provided,  however, that Section 2.03(a)(ii) shall be the sole remedy in the event the Issuer fails to do so.

     Section 2.08 Certain Other Restrictions.

          (a) For so long as any Tortoise Notes are  Outstanding  and any Rating
     Agency is then  rating the  Tortoise  Notes,  the Issuer will not engage in certain proscribed  transactions set forth in the Rating Agency Guidelines, unless it has received  written  confirmation  from each such Rating Agency that proscribes the applicable  transaction in its Rating Agency Guidelines that any such  action  would not impair the rating  then  assigned  by such
     Rating Agency to a series of Tortoise Notes.

          (b) For so long as any Tortoise Notes are Outstanding, the Issuer will
     not  declare,   pay  or  set  apart  for  payment  any  dividend  or  other distribution  (other than a dividend or distribution  paid in shares of, or options,  warrants or rights to subscribe for or purchase, common shares or other  shares of capital  stock of the Issuer)  upon any class of shares of capital stock of the Issuer,  unless, in every such case, immediately after such  transaction,  the 1940 Act  Tortoise  Notes Asset  Coverage  would be achieved  after  deducting the amount of such  dividend,  distribution,  or purchase price, as the case may be; provided,  however,  that dividends may be declared upon any preferred shares of capital stock of the Issuer if the
     Tortoise Notes and any other senior securities representing indebtedness of the  Issuer  have  an  asset  coverage  of at  least  200%  at the  time of declaration thereof, after deducting the amount of such dividend.

          (c) A declaration of a dividend or other  distribution  on or purchase or  redemption  of any common or preferred  shares of capital  stock of the
     Issuer is  prohibited  (i) at any time that an Event of  Default  under the
     Indenture  has occurred and is  continuing,  (ii) if after giving effect to such  declaration,  the  Issuer  would  not have  Eligible  Assets  with an aggregate  Discounted  Value at least  equal to the  Tortoise  Notes  Basic
     Maintenance Amount or the 1940 Act Tortoise Notes Asset Coverage,  or (iii)
     the Issuer has not redeemed the full amount of Tortoise  Notes  required to be redeemed by any provisions for mandatory redemption contained herein.

     Section 2.09 Compliance Procedures for Asset Maintenance Tests. For so long as any Tortoise Notes are  Outstanding and any Rating Agency is then rating such
Tortoise Notes:

                                       21

          (a)  As  of  each  Valuation  Date,  the  Issuer  shall  determine  in accordance  with the  procedures  specified  herein (i) the Market Value of each Eligible  Asset owned by the Issuer on that date,  (ii) the Discounted
     Value of each such Eligible Asset using the Discount Factors, (iii) whether the Tortoise Notes Basic  Maintenance  Amount is met as of that date,  (iv)
     the value of the total assets of the Issuer, less all liabilities,  and (v)
     whether the 1940 Act Tortoise Notes Asset Coverage is met as of that date.

          (b) Upon any failure to maintain  the  required  Tortoise  Notes Basic
     Maintenance  Amount  or 1940  Act  Tortoise  Notes  Asset  Coverage  on any
     Valuation   Date,  the  Issuer  may  use  reasonable   commercial   efforts
     (including, without limitation,  altering the composition of its portfolio, purchasing  Tortoise  Notes  outside  of an  Auction  or in the  event of a failure to file a Rating Agency  Certificate (as defined below) on a timely basis, submitting the requisite Rating Agency Certificate) to re-attain (or certify in the case of a failure to file on a timely basis, as the case may
     be) the  required  Tortoise  Notes  Basic  Maintenance  Amount  or 1940 Act
     Tortoise Notes Asset Coverage on or prior to the Asset Coverage Cure Date.

          (c) Compliance  with the Tortoise Notes Basic  Maintenance  Amount and
     1940 Act  Tortoise  Notes Asset  Coverage  tests shall be  determined  with reference  to those  Tortoise  Notes  which are  deemed  to be  Outstanding hereunder.

          (d) The Issuer  shall  deliver  to each  Rating  Agency  which is then rating  Tortoise  Notes and any other party  specified in the Rating Agency
     Guidelines all  certificates  that are set forth in the  respective  Rating
     Agency  Guidelines  regarding  1940  Act  Tortoise  Notes  Asset  Coverage,
     Tortoise Notes Basic Maintenance Amount and/or related calculations at such times and containing such information as set forth in the respective Rating
     Agency Guidelines (each, a "Rating Agency Certificate").

          (e) In the event that any Rating Agency  Certificate  is not delivered within the time  periods  set forth in the Rating  Agency  Guidelines,  the
     Issuer shall be deemed to have failed to maintain the Tortoise  Notes Basic
     Maintenance  Amount or the 1940 Act Tortoise Notes Asset  Coverage,  as the
     case may be, on such Valuation Date for purposes of Section 2.09(b). In the event that any Rating  Agency  Certificate  with  respect to an  applicable
     Asset Coverage Cure Date is not delivered within the time periods set forth in the Rating Agency Guidelines,  the Issuer shall be deemed to have failed to have Eligible Assets with an aggregate  Discounted  Value at least equal to the Tortoise Notes Basic Maintenance Amount or to meet the 1940 Tortoise
     Notes Asset Coverage, as the case may be, as of the related Valuation Date, and such  failure  shall be deemed  not to have been cured as of such Asset
     Coverage Cure Date for purposes of the mandatory redemption provisions.

     Section 2.10  Delivery of Notes.  Upon the  execution  and delivery of this
Supplemental Indenture,  the Issuer shall execute and deliver to the Trustee and the Trustee  shall  authenticate  the  Tortoise  Notes and  deliver  them to The
Depository Trust Company and as hereinafter in this Section provided.

     Prior to the  delivery by the Trustee of any of the Tortoise  Notes,  there shall have been filed with or delivered to the Trustee the following:

                                       22

          (a) A  resolution  duly  adopted  by  the  Issuer,  certified  by  the
     Secretary or other Authorized  Officer  thereof,  authorizing the execution and  delivery  of  this  Supplemental  Indenture  and the  issuance  of the
     Tortoise Notes.

          (b) Duly executed copies of this Supplemental  Indenture and a copy of the Indenture.

          (c) Rating letters from each Rating Agency rating the Tortoise Notes.

          (d) An Opinion of Counsel  and an  Officers'  Certificate  pursuant to
     Sections 3.3 and 9.3 of the Original Indenture.

     Section  2.11   Trustee's   Authentication   Certificate.   The   Trustee's
authentication certificate upon the Tortoise Notes shall be substantially in the forms provided in Appendix C hereto. No Tortoise Note shall be secured hereby or entitled to the benefit hereof, or shall be valid or obligatory for any purpose, unless a certificate  of  authentication,  substantially  in such form, has been duly  executed by the  Trustee;  and such  certificate  of the Trustee  upon any
Tortoise Note shall be conclusive  evidence and the only competent evidence that such  Bond  has  been  authenticated  and  delivered  hereunder.  The  Trustee's certificate of  authentication  shall be deemed to have been duly executed by it if manually signed by an authorized officer of the Trustee,  but it shall not be necessary that the same person sign the certificate of  authentication on all of the Tortoise Notes issued hereunder.

                                  ARTICLE III

                               GENERAL PROVISIONS

     Section 3.01  Trustee as Paying  Agent.  The Trustee  shall serve as Paying
Agent, Transfer Agent and Registrar unless and until another entity appointed by a resolution of the Board of Directors  enters into an agreement with the Issuer to serve as Paying Agent, Transfer Agent and Registrar.

     Section 3.02 The Issuer to Provide Funds for Interest and Redemptions.  Not
later than 3:00 p.m. on the Business Day preceding  each Interest  Payment Date, the Issuer shall  deposit  with the Paying Agent an aggregate  amount of federal funds or similar  same-day  funds equal to the  declared  interest to be paid to
Holders  on  such  Interest  Payment  Date  and  shall  give  the  Paying  Agent irrevocable  instructions to apply such funds to the payment of such interest on such Interest Payment Date.

     If the Issuer  shall give a Notice of  Redemption,  then by 11:00 AM on the date fixed for  redemption,  the Issuer  shall  deposit in trust with the Paying
Agent an aggregate  amount of federal funds or similar same-day funds sufficient to redeem such Tortoise  Notes called for  redemption  and shall give the Paying
Agent irrevocable  instructions and authority to pay the redemption price to the
Holders  of  Tortoise  Notes  called  for  redemption   upon  surrender  of  the
certificate or certificates therefor.

     Section 3.03 Disbursing Interest and Redemption Price. After receipt of the federal funds or similar  same-day funds and instructions  from the Issuer,  the
Paying Agent shall pay to

                                       23

the  Holders (or former  Holders)  entitled  thereto  (i) on each  corresponding
Interest  Payment  Date,  interest on the Tortoise  Notes,  and (ii) on any date fixed for  redemption,  the  redemption  price of any Tortoise  Notes called for redemption.  The amount of interest for any Rate Period to be paid by the Paying
Agent  to  Holders  will  be  determined  by the  Issuer  as set  forth  in this
Supplemental  Indenture.  The redemption price to be paid by the Paying Agent to the Holders of any Tortoise  Notes called for  redemption  will be determined as set forth in this Supplemental Indenture. The Paying Agent shall have no duty to determine the redemption  price and may rely  conclusively on the amount thereof set forth in the Notice of Redemption.

     Section 3.04 Original Issue of Tortoise Note  Authentication  Certificates.
On the Original Issue Date for any Tortoise Note, one  certificate  for Tortoise
Notes shall be issued by the Issuer and registered in the name of Cede & Co., as nominee of the Securities Depository, and countersigned by the Paying Agent.

     Section 3.05  Registration of Transfer or Exchange of Tortoise  Notes.  The
Tortoise  Notes  shall  be  registered  solely  in the  name  of the  Securities
Depository or its nominee. If the Securities Depository shall give notice of its intention  to resign  as such,  and if the  Issuer  shall  not have  selected  a substitute  Securities  Depository  acceptable to the Paying Agent prior to such resignation,  then,  upon such  resignation  of the Securities  Depository,  the
Tortoise  Notes,  at the Issuer's  request and expense,  may be  registered  for transfer or exchange, and new certificates thereupon shall be issued in the name of  the  designated  transferee  or  transferees,  upon  surrender  of  the  old certificate  in form  deemed by the Paying  Agent to be  endorsed  properly  for transfer with (a) all necessary endorsers'  signatures guaranteed in such manner and form and by such guarantor as the Paying Agent may reasonably  require,  (b)
such  assurances  as the Paying  Agent shall deem  necessary or  appropriate  to evidence the genuineness and effectiveness of each necessary endorsement and (c)
satisfactory  evidence of compliance  with all  applicable  laws relating to the collection of taxes in connection with any  registration of transfer or exchange or funds  necessary  for the  payment of such taxes.  If there is no  Securities
Depository,  at the Issuer's option and upon its receipt of such documents as it deems appropriate,  any Tortoise Notes may be registered in the note register in the name of the Beneficial  Owner thereof,  and such Beneficial  Owner thereupon will be  entitled  to receive  certificates  therefor  and  required  to deliver certificates thereof upon transfer or exchange thereof at the Issuer's expense.

     Section  3.06  Removal  of  Legend.  Any  request  for  removal of a legend indicating a  restriction  on transfer from a  certificate  evidencing  Tortoise
Notes shall be accompanied by an opinion of counsel stating that such legend may be removed and such Tortoise  Notes may be transferred  free of the  restriction described in such legend,  said opinion to be delivered  under cover of a letter from an officer of the Issuer  authorizing the Paying Agent to remove the legend on the basis of said opinion.

     Section  3.07  Lost,  Stolen  or  Destroyed  Tortoise  Note  Authentication
Certificates.  The  Paying  Agent  shall,  at the  Holder's  expense,  issue and register  replacement  certificates  for  certificates  represented to have been lost, stolen or destroyed, upon the fulfillment of such requirements as shall be deemed  appropriate by the Issuer and by the Paying Agent,  subject at all times to provisions of law, this  Supplemental  Indenture  governing  such matters and resolutions  adopted by the Issuer  with  respect to lost,  stolen or  destroyed securities. The Paying Agent may issue new certificates in exchange for and upon the  cancellation  of mutilated  certificates.  Any

                                       24

request  by the  Issuer  to the  Paying  Agent  to  issue a  replacement  or new certificate  pursuant to this section shall be deemed to be a representation and warranty by the Issuer to the Paying Agent that such  issuance  will comply with provisions of applicable law and this Supplemental  Indenture and resolutions of the Issuer.

     Section 3.08 Disposition of Canceled  Certificates;  Record Retention.  The
Paying  Agent  shall  retain  certificates  which  have  been  canceled  and any accompanying  documentation  thereto in  accordance  with  applicable  rules and regulations  of the  Commission for at least six calendar years from the date of such cancellation.  The Paying Agent, upon written request by the Issuer,  shall afford to the Issuer,  its agents and counsel access at reasonable  times during normal  business  hours to review and make  extracts or copies (at the  Issuer's sole cost and expense) of such certificates and accompanying documentation. Upon the expiration of this six-year period,  the Paying Agent,  upon written request by the Issuer,  shall  deliver to the Issuer the canceled  certificates  and any accompanying  documentation.  In the event that the Commission requests that any or all such  records be  furnished  to it, the Paying  Agent  shall  provide the
Issuer with prompt  written notice of such request so that the Issuer may appeal such  request and the Paying Agent shall  cooperate  with the Issuer in any such appeal. In the event that such appeal is unsuccessful, the Paying Agent shall be permitted to furnish to the Commission, either at its principal office or at any regional  office,  complete,  correct  and  current  hard  copies of any and all records that were  requested by the  Commission  provided  that the Paying Agent
shall  exercise   reasonable  efforts  to  obtain  assurance  that  confidential treatment will be accorded to such records.  Thereafter,  such records shall not be  destroyed  by the Issuer  without the  approval of the Paying  Agent,  which approval  shall not be  withheld  unreasonably,  but will be safely  stored  for possible future reference.

     Section 3.09 Register. The Paying Agent shall maintain the register,  which shall contain a list of the Holders,  the number of Tortoise  Notes held by each
Holder and the address of each  Holder.  The Paying  Agent  shall  record in the register any change of address of a Holder upon notice by such  Holder.  In case of any written request or demand for the inspection of the register or any other books of the Issuer in the possession of the Paying Agent, the Paying Agent will notify the Issuer and secure  instructions  as to  permitting  or refusing  such inspection.  The Paying  Agent  reserves  the  right,  however,  to exhibit  the register or other  records to any person in case it is (a) ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or  authority  having the  authority  to compel  such  disclosure  or (b)
advised by its counsel that its failure to do so would be unlawful.

     Section  3.10 Return of Funds.  Any funds paid to the Paying  Agent for the paying of  interest  but not  applied  to the  payment  of  interest,  including interest earned on such moneys,  will, to the extent permitted by law, be repaid to the Issuer at the end of 90 days from the date on which such  moneys  were to have been so applied.  Upon  written  request,  the Issuer  shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited  with the Paying Agent in excess of (i) the aggregate  redemption price of the  Tortoise  Notes called for  redemption  on such date and (ii) such other amounts,  if any, to which Holders of Tortoise Notes called for redemption may be  entitled.  Any funds so deposited  that are  unclaimed at the end of two years from such redemption  date shall, to the extent  permitted by law, be paid to the Issuer upon its written  request  whereupon  the Issuer  shall assume all responsibility  and  liability  for  compliance  with any abandoned or unclaimed property law or regulation.  Funds,

                                       25

while deposited with the Auction Agent, will be held in trust for the payment of the applicable  interest,  redemption  price or, as may be applicable under this
Supplemental Indenture, other charges.

     Section 3.11 Date of Execution. This Supplemental Indenture for convenience and for the purpose of reference is dated as of ___ __, ____.

     Section 3.12 Laws  Governing.  It is the intent of the parties  hereto that this Supplemental Indenture shall in all respects be governed by the laws of the
State of New York.  The parties agree that all actions and  proceedings  arising out of this Indenture or any of the  transactions  contemplated  hereby shall be brought in the County of New York and,  in  connection  with any such  action or proceeding,  submit to the jurisdiction  of, and venue in, such County.  Each of the  parties  hereto also  irrevocably  waives all right to trial by jury in any action,  proceeding  or  counterclaim  arising  out  of  this  Indenture  or the transactions contemplated hereby.

     Section 3.13  Severability.  Of any covenant,  agreement,  waiver,  or part thereof in this Supplemental  Indenture  contained be forbidden by any pertinent law or  under  any  pertinent  law be  effective  to  render  this  Supplemental
Indenture invalid or unenforceable or to impair the lien hereof,  then each such covenant,  agreement,  waiver,  or part  thereof  shall  itself be and is hereby declared to be wholly  ineffective,  and this  Supplemental  Indenture  shall be construed as if the same were not included herein.

     Section  3.14  Exhibits.  The  terms  of  the  Exhibits  attached  to  this
Supplemental Indenture are incorporated herein in all particulars.

                                   ARTICLE IV

                           APPLICABILITY OF INDENTURE

     The  provisions  of  the  Indenture  are  hereby  ratified,   approved  and
confirmed,   except  as  otherwise   expressly  modified  by  this  Supplemental
Indenture.  The  representations,  warranties  and  covenants  contained  in the
Indenture  (except as expressly  modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

                                       26

     IN WITNESS WHEREOF, the Issuer has caused this Supplemental Indenture to be executed in its corporate name and behalf by the Secretary,  and the Trustee, to
evidence  its  acceptance  of  the  trusts  hereby  created,   has  caused  this
Supplemental  Indenture to be executed in its corporate name and behalf,  all in multiple counterparts, each of which shall be deemed an original, and the Issuer and the Trustee  have caused this  Supplemental  Indenture to be dated as of the date herein above first shown,  although actually executed on the dates shown in the acknowledgements hereafter appearing. The Issuer's Articles of Incorporation are on file  with the  Secretary  of State of the  State of  Maryland,  and said officers of the Issuer have executed this Supplemental Indenture as officers and not individually,  and the obligations and rights set forth in this Supplemental
Indenture are not binding upon any such  officers,  or the Board of Directors or stockholders of the Issuer,  individually,  but are binding only upon the assets and property of the Issuer.

                                       TORTOISE ENERGY CAPITAL CORPORATION

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       THE BANK OF NEW YORK TRUST COMPANY, N.A.,
                                       as Trustee

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       27

                                   APPENDIX A

                               AUCTION PROCEDURES

     1. Orders by Existing Holders and Potential Beneficial Owners. (a) Prior to
the  Broker-Dealer  Deadline  for each Series of Tortoise  Notes on each Auction
Date:

          (i) each Existing Holder may submit to a Broker-Dealer,  in writing or
     by  such  other  method  as  shall  be   reasonably   acceptable   to  such
     Broker-Dealer, one or more Orders as to:

               (A) the principal amount of Tortoise Notes, if any, of the series held by the  Existing  Holder  which the  Existing  Holder  commits to continue to hold for the next succeeding Auction Period without regard to the Applicable Rate for such Auction Period;

               (B) the principal amount of Tortoise Notes, if any, of the series held by the  Existing  Holder  which the  Existing  Holder  commits to continue  to hold  for  the  next  succeeding  Auction  Period  if the
          Applicable  Rate for Tortoise  Notes for the next  succeeding  Auction
          Period is not less than the rate per annum  specified in such Bid (and if the Auction Rate is less than such  specified  rate,  the effect of the  Order  shall  be as set  forth  in  paragraph  (b)(i)(A)  of this
          Section); and/or

               (C) the principal amount of Tortoise Notes, if any, of the series held by the Existing  Holder which the Existing  Holder offers to sell on the  first  Business  Day of the  next  succeeding  Auction  Period without regard to the Applicable  Rate for Tortoise Notes for the next succeeding Auction Period; and

          (ii) each Potential Beneficial Owner may submit to a Broker-Dealer, in writing or by such other method as shall be  reasonably  acceptable to such
     Broker-Dealer,  an Order as to the principal amount of outstanding Tortoise
     Notes of a series  which each such  Potential  Beneficial  Owner  offers to purchase if the  Applicable  Rate for the Tortoise Notes of such series for the next  succeeding  Rate  Period is not less than the rate per annum then specified by such Potential Beneficial Owner.

     For the  purposes  of the  Auction  Procedures,  an  Order  containing  the information referred to in clause (i)(A) of this paragraph (a) is referred to as a "Hold Order," an Order containing the information referred to in clause (i)(B)
or (ii) of this paragraph (a) is referred to as a "Bid," and an Order containing the  information  referred to in clause (i)(C) of this paragraph (a) is referred to as a "Sell Order."

     No Auction  Desk of a  Broker-Dealer  shall accept as an Order a submission
(whether  received from an Existing  Holder or a Potential  Beneficial  Owner or
generated by the Broker-  Dealer for its own account)  which does not conform to the  requirements  of the  Auction  Procedures,  including,  but not limited to, submissions  which are not in  Authorized  Denominations,  specify a rate  which contains more than three figures to the right of the decimal

                                      A-1

point or  specify an amount  greater  than the  amount of  outstanding  Tortoise
Notes. No Auction Desk of a Broker-Dealer shall accept a Bid or Sell Order which is  conditioned  on being  filled  in whole or a Bid  which  does not  specify a specific interest rate.

          (b) (i) A Bid by an Existing Holder shall  constitute an offer to sell on the first Business Day of the next succeeding Auction Period:

               (A) the principal amount of outstanding  Tortoise Notes specified in the Bid if the  Applicable  Rate  for the next  succeeding  Auction
          Period shall be less than the rate specified in such Bid; or

               (B)  the  principal  amount  or  a  lesser  principal  amount  of outstanding Tortoise Notes to be determined as described in clause (v)
          of  paragraph  (a) of Section 5 of this  Appendix A if the  Applicable
          Rate for the next  succeeding  Auction  Period  shall be equal to such specified rate; or

               (C) a lesser  principal  amount of outstanding  Tortoise Notes be determined  as described in clause (iv) of paragraph  (b) of Section 5 of this Appendix A if the rate specified  therein shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

          (ii) A Sell Order by an Existing  Holder shall  constitute an offer to sell:

               (A) the principal  amount of  outstanding  Tortoise  Notes of the series specified in the Sell Order; or

               (B)  the  principal  amount  or  a  lesser  principal  amount  of outstanding  Tortoise  Notes of the series as set forth in clause (iv)
          of  paragraph  (b) of  Section  5 of  this  Appendix  A if  Sufficient
          Clearing Bids for Tortoise Notes of the series do not exist;

          (iii) A Bid by a Potential  Holder of Tortoise Notes shall  constitute an offer to purchase:

               (A) the principal  amount of  outstanding  Tortoise  Notes of the series  specified  in the Bid if the  Applicable  Rate  for  the  next succeeding  Auction  Period  shall be higher  than the rate  specified therein; or

               (B)  the  principal  amount  or  a  lesser  principal  amount  of outstanding  Tortoise  Notes of the series as set forth in clause (vi)
          of  paragraph  (a) of Section 5 of this  Appendix A if the  Applicable
          Rate for the Tortoise  Notes  determined  on the Auction Date shall be equal to the rate specified therein.

               (C) Anything herein to the contrary notwithstanding:

                                      A-2

                    (1) if an Order or Orders covering all of the Tortoise Notes of a  particular  series  held  by  any  Existing  Holder  is not
               submitted  to  the  Broker-Dealer   prior  to  the  Broker-Dealer
               Deadline, such Broker-Dealer shall deem a Hold Order to have been submitted on behalf of the Existing Holder covering the principal amount of  outstanding  Tortoise  Notes of the series held by the
               Existing  Holder  and not  subject  to  Orders  submitted  to the
               Auction Agent;  provided,  however, that if there is a conversion from one  Auction  Period to a longer  Auction  Period and Orders have  not  been  submitted  to such  Broker-Dealer  prior  to the
               Broker-Dealer Deadline covering the aggregate principal amount of
               Tortoise  Notes of a particular  series to be  converted  held by such Existing Holder,  such Broker-Dealer shall deem a Sell Order to have been submitted on behalf of the Existing  Holder covering the principal  amount of Tortoise  Notes to be converted  held by the Existing  Holder and not subject to Orders  submitted to such
               Broker-Dealer;

                    (2) for  purposes of any  Auction,  any Order by an Existing
               Holder  or  Potential   Holder  shall  be  revocable   until  the
               Broker-Dealer  Deadline, and after the Broker-Dealer Deadline all such Orders shall be  irrevocable  except as provided in Sections
               2(e)(ii) and 2(f); and

                    (3) for purposes of any Auction,  any Tortoise Notes sold or purchased pursuant to clauses (i), (ii) or (iii) of paragraph (b)
               of this  Section 1 shall be sold or purchased at a price equal to
               100% of the principal amount thereof.

     2. Submission of Orders by Broker-Dealers to Auction Agent.

          (a) Each  Broker-Dealer  shall submit to the Auction Agent in writing, or by such other electronic means, as shall be reasonably acceptable to the
     Auction Agent,  prior to the Submission  Deadline on each Auction Date, all
     Orders  accepted by such  Broker-Dealer  in accordance with Section 1 above and specifying with respect to each Order or aggregation of Orders pursuant to paragraph (b) of this Section 2:

               (i) the name of the Broker-Dealer;

               (ii) the number of Bidders  placing  Orders,  if requested by the
          Auction Agent;

               (iii)  the  aggregate  number of Units of  Tortoise  Notes of the series, if any, that are the subject of the Order;

               (iv) to the  extent  that the  Bidder  is an  Existing  Holder of
          Tortoise Notes of the series:

                                      A-3

                    (A) the number of Units of  Tortoise  Notes,  if any, of the series subject to any Hold Order placed by the Existing Holder;

                    (B) the number of Units of  Tortoise  Notes,  if any, of the series  subject to any Bid placed by the Existing  Holder and the rate specified in the Bid; and

                    (C) the number of Units of  Tortoise  Notes,  if any, of the series  subject to any Sell Order placed by the Existing  Holder;
               and

               (v) to the extent the Bidder is a  Potential  Holder of  Tortoise
          Notes of the series, the rate specified in such Bid.

          (b) If more than one Bid is submitted to a Broker-Dealer  on behalf of any single Potential  Beneficial Owner, the  Broker-Dealer  shall aggregate each Bid on behalf of such Potential  Beneficial  Owner  submitted with the same rate and consider  such Bids as a single Bid and shall  consider  each
     Bid  submitted  with a different  rate a separate Bid with the rate and the number of Units of Tortoise Notes of the series specified therein.

A  Broker-Dealer  may  aggregate  the Orders of different  Potential  Beneficial
Owners  with  those of other  Potential  Beneficial  Owners on whose  behalf the
Broker-Dealer  is  submitting  Orders and may  aggregate the Orders of different
Existing Holders with other Existing  Holders on whose behalf the  Broker-Dealer is  submitting  Orders;  provided,  however,  Bids may only be aggregated if the interest rates on the Bids are the same.

          (c) None of the  Issuer,  the  Trustee or the  Auction  Agent shall be responsible for the failure of any  Broker-Dealer to submit an Order to the
     Auction  Agent on  behalf of any  Beneficial  Owner,  Potential  Beneficial
     Owner, Existing Holder or Potential Holder.

          (d) Nothing  contained  herein  shall  preclude a  Broker-Dealer  from placing an Order for some or all of the Tortoise  Notes of a series for its own account.

          (e) Until the Submission  Deadline,  a  Broker-Dealer  may withdraw or modify any Order  previously  submitted  to the  Auction  Agent (i) for any reason if the Order was generated by the Auction Desk of the  Broker-Dealer for the account of the Broker-Dealer or (ii) to correct a Clerical Error in the case of any other Order, including Orders from the Broker- Dealer which were not originated by the Auction Desk.

          (f) After the Submission  Deadline,  and prior to the Error Correction
     Deadline, a Broker-Dealer may:

               (i)  submit  to the  Auction  Agent  an  Order  received  from an
          Existing Holder,  Potential  Beneficial Owner or a Broker-Dealer which is not an Order  generated by the Auction  Desk, in each case prior to
          the   Broker-Dealer   Deadline,   or  an   Order   generated   by  the
          Broker-Dealer's  Auction  Desk  for  its  own  account  prior  to  the
          Submission  Deadline (provided that in each case the Broker-Dealer has a record of such  Order and the time when such Order was  received  or generated)  and  not  submitted  to the  Auction  Agent  prior  to the
          Submission  Deadline as a result of (A) an event of force

                                      A-4

          majeure or a  technological  failure which made delivery  prior to the
          Submission   Deadline   impossible  or,  under  the  conditions   then
          prevailing,  impracticable  or (B) a clerical error on the part of the
          Broker-Dealer; or

               (ii) modify or withdraw an Order received from an Existing Holder or a Potential  Beneficial  Owner or  generated  by the  Broker-Dealer
          (whether  generated by the  Broker-Dealer's  Auction Desk or elsewhere within the  Broker-Dealer)  for its own account and  submitted  to the
          Auction Agent prior to the  Submission  Deadline or pursuant to clause
          (i) above, if the Broker-Dealer determines that such Order contained a
          Clerical Error on the part of the Broker-Dealer.

In the event a  Broker-Dealer  makes a  submission,  modification  or withdrawal pursuant to this Section 2(f) and the Auction Agent has already run the Auction, the Auction Agent shall rerun the Auction,  taking into account such submission, modification or withdrawal.  Each  submission,  modification or withdrawal of an
Order  submitted  pursuant to this  Section  2(f) by a  Broker-Dealer  after the
Submission  Deadline and prior to the Error Correction Deadline shall constitute a representation by the Broker-Dealer  that (A) in the case of a newly submitted
Order or portion  thereof or revised  Order,  the  failure to submit  such Order prior to the Submission  Deadline resulted from an event described in clause (i)
above  and  such  Order  was  received  from an  Existing  Holder  or  Potential
Beneficial  Owner or is an Order  received from the  Broker-Dealer  that was not originated  by the  Auction  Desk,  in each  case,  prior  to the  Broker-Dealer
Deadline,  or generated internally by such Broker-Dealer's  Auction Desk for its own account prior to the Submission Deadline or (B) in the case of a modified or withdrawn  Order,  such Order was received from an Existing  Holder, a Potential
Beneficial  Owner or the  Broker-Dealer  which was not originated by the Auction
Desk  prior to the  Broker-Dealer  Deadline,  or  generated  internally  by such
Broker-Dealer's  Auction  Desk  for  its own  account  prior  to the  Submission
Deadline and such Order as submitted to the Auction  Agent  contained a Clerical
Error on the part of the  Broker-Dealer and that such Order has been modified or withdrawn  solely to effect a correction of such Clerical Error, and in the case of either (A) or (B),  as  applicable,  the  Broker-Dealer  has a record of such
Order and the time when such Order was received or generated.  The Auction Agent shall be entitled to rely conclusively (and shall have no liability for relying)
on such representation for any and all purposes of the Auction Procedures.

          (g) If after the Auction Agent announces the results of an Auction,  a
     Broker-Dealer  becomes  aware that an error was made by the Auction  Agent, the  Broker-Dealer  shall  communicate  such awareness to the Auction Agent prior to 5:00 p.m.,  New York City time on the Auction Date. If the Auction
     Agent  determines  there  has been  such an error  (as a result of either a communication  from a  Broker-Dealer  or its own  discovery)  prior to 3:00
     p.m.,  New York City time on the first day of the next  applicable  Auction
     Period with respect to such  Auction,  the Auction  Agent shall correct the error and notify each  Broker-Dealer that submitted Bids or held a position in the  Tortoise  Notes  of the  series  subject  to  such  Auction  of the corrected results.

          (h) Nothing contained herein shall preclude the Auction Agent from:

               (i) advising a  Broker-Dealer  prior to the  Submission  Deadline that it has not received  Sufficient  Clearing Bids for Tortoise Notes of the series, provided,

                                      A-5

          however,  that if the Auction Agent so advises any  Broker-Dealer,  it shall so advise all Broker-Dealers; or

               (ii)  verifying  the  Orders  of a  Broker-Dealer  prior  to  the
          Submission  Deadline,  provided,  however,  that if the Auction  Agent verifies the Orders of any Broker- Dealer,  it shall verify the Orders of all Broker-Dealers requesting such verification.

     3.  Treatment  of  Orders  by the  Auction  Agent.  Anything  herein to the contrary notwithstanding:

          (a) If the Auction  Agent  receives an Order which does not conform to the requirements of the Auction  Procedures,  the Auction Agent may contact the Broker-Dealer submitting such Order until one hour after the Submission
     Deadline and inform such Broker-  Dealer that it may resubmit such Order so that it conforms to the requirements of the Auction Procedures.  Upon being so  informed,  such  Broker-Dealer  may correct and resubmit to the Auction
     Agent any such Order  that,  solely as a result of a Clerical  Error on the part of such  Broker-Dealer,  did not  conform to the  requirements  of the
     Auction Procedures when previously submitted to the Auction Agent. Any such resubmission by a Broker-Dealer  shall constitute a representation  by such
     Broker-Dealer  that the  failure  of such  Order to have so  conformed  was solely as a result of a Clerical  Error on the part of such  Broker-Dealer.
     If the Auction Agent has not received a corrected  conforming  Order within one hour and fifteen minutes of the Submission Deadline,  the Auction Agent shall, if and to the extent applicable,  adjust or apply such Order, as the case may be, in conformity  with the provisions of subsections  (b), (c) or
     (d) of this  Section 3 and, if the Auction  Agent is unable to so adjust or apply such Order, the Auction Agent shall reject such Order.

          (b) If any rate  specified in any Bid contains more than three figures to the right of the decimal  point,  the Auction Agent shall round the rate up to the next highest one thousandth of one percent (0.001%).

          (c) If one or more  Orders  covering  in the  aggregate  more than the number of Units of Tortoise Notes of a particular series are submitted by a
     Broker-Dealer  to the Auction Agent,  such Orders shall be considered valid as follows:

               (i) all Hold  Orders  for  Tortoise  Notes  of a series  shall be considered Hold Orders,  but only up to and including in the aggregate the number of Units of  outstanding  Tortoise  Notes of the series for which such Broker-Dealer is the Broker- Dealer of record;

               (ii) (A) any Bid of a Broker-Dealer  shall be considered valid as a Bid of an  Existing  Holder up to and  including  the  excess of the number of Units of outstanding Tortoise Notes of such series for which such  Broker-Dealer is the Broker- Dealer of record over the number of
          Units of  Tortoise  Notes of such  series  subject to any Hold  Orders referred to in clause (i) above;

                    (B) subject to subclause  (A),  all Bids of a  Broker-Dealer with the same rate shall be  aggregated  and  considered a single
               Bid of an Existing  Holder up to and  including the excess of the number of Units

                                      A-6

               of Tortoise Notes of the series for which such  Broker-Dealer  is the  Broker-Dealer of record over the number of Units of Tortoise
               Notes  of  such  series  for  which  the   Broker-Dealer  is  the
               Broker-Dealer of record subject to any Hold Orders referred to in clause (i) above;

                    (C)  subject  to  subclause  (A),  if more than one Bid with different rates is submitted by a Broker-Dealer,  such Bids shall be considered  Bids of an Existing  Holder in the ascending order of their  respective  rates up to the  amount  of  excess  of the number of Units of  Tortoise  Notes of the  series for which such
               Broker-Dealer  is the  Broker-Dealer of record over the number of
               Units  of   Tortoise   Notes  of  such   Series  for  which  such
               Broker-Dealer is the  Broker-Dealer of record subject to any Hold
               Orders referred to in clause (i) above;

                    (D) the number of Units,  if any,  of  outstanding  Tortoise
               Notes of the series subject to Bids not considered to be Bids for which such  Broker-Dealer  is the  Broker-Dealer  of record under this  clause  (ii) shall be  treated as the  subject of a Bid for
               Tortoise Notes of the series by a Potential Beneficial Owner; and

               (iii) all Sell Orders shall be considered  Sell Orders,  but only up to and  including  the  number of Units of  Tortoise  Notes of such series equal to the excess of the number of Units of Tortoise Notes of such  series  for which such  Broker-Dealer  is the  Broker-Dealer  of record over the sum of the number of Units of  Tortoise  Notes of such series subject to Hold Orders  referred to in clause (i) above and the number of Units of  Tortoise  Notes of such  series  considered  to be subject to Bids for which such Broker- Dealer is the  Broker-Dealer of record pursuant to clause (ii) above.

          (d) If an Order is for other than an  integral  number of Units,  then the Auction  Agent  shall  round the number  down to the nearest  number of whole Units, and the Auction Agent shall conduct the Auction  Procedures as if such Order had been submitted in such number of Units.

          (e) If the  Auction  Agent has been  notified  by the  Trustee  or the
     Issuer  that  any  portion  of an  Order by a  Broker-Dealer  relates  to a
     Tortoise  Note of a series that has been called for  redemption on or prior to the Interest Payment Date next succeeding such Auction,  the Order shall be invalid with respect to such portion and the Auction Agent shall conduct the  Auction  Procedures  as if such  portion  of such  Order  had not been submitted.

          (f) No  Tortoise  Note of a series  which the  Auction  Agent has been notified by the Trustee or the Issuer has been called for  redemption on or prior to the Interest  Payment Date next  succeeding  such Auction shall be included in the calculation of Available Tortoise Notes for such Auction.

          (g) If an Order or  Orders  covering  all of the  Tortoise  Notes of a particular  series is not submitted by a  Broker-Dealer  of record prior to the Submission Deadline,  the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Broker-Dealer

                                      A-7

     covering the number of Units of Tortoise Notes for which such Broker-Dealer is the Broker- Dealer of record and not subject to Orders  submitted to the
     Auction Agent;  provided,  however,  that if there is a conversion from one
     Auction  Period  to a  longer  Auction  Period  and  Orders  have  not been submitted by such Broker-Dealer  prior to the Submission  Deadline covering the  number  of  Units  of  Tortoise  Notes of a  particular  series  to be converted for which such  Broker-Dealer is the Broker-Dealer of record, the
     Auction  Agent shall deem a Sell Order to have been  submitted on behalf of such  Broker-Dealer  covering  the number of Units of Tortoise  Notes to be converted for which such  Broker-Dealer is the  Broker-Dealer of record not subject to Orders submitted by such Broker-Dealer.

     4.  Determination  of Applicable Rate. (a) If requested by the Trustee or a
Broker-  Dealer,  not later than 10:30  a.m.,  New York City time (or such other time as may be agreed to by the Auction Agent and all  Broker-Dealers),  on each
Auction Date for each series of Tortoise  Notes,  the Auction Agent shall advise such Broker-Dealer (and thereafter confirm to the Trustee, if requested) the All
Hold Rate. Such advice,  and  confirmation,  shall be made by telephone or other electronic means acceptable to the Auction Agent.

          (b) Promptly after the Submission Deadline for the Tortoise Notes of a series on each Auction Date,  the Auction  Agent shall  assemble all Orders submitted or deemed submitted to it by the Broker-Dealers  (each such Order as  submitted  or deemed  submitted by a  Broker-Dealer  being  hereinafter referred to as a "Submitted  Hold Order," a "Submitted Bid" or a "Submitted
     Sell Order," as the case may be, and  collectively as a "Submitted  Order")
     and shall determine (i) the Available  Tortoise  Notes,  (ii) whether there are Sufficient Clearing Bids, and (iii) the Applicable Rate.

          (c) In the event the Auction Agent shall fail to calculate or, for any reason,  fails to provide the Auction  Rate on the  Auction  Date,  for any
     Auction Period (i) if the preceding  Auction Period was a period of 35 days or less, (A) a new Auction Period shall be established  for the same length of time as the  preceding  Auction  Period,  if the  failure  to make  such calculation  was  because  there was not at the time a duly  appointed  and acting Auction Agent or Broker- Dealer, and the Applicable Rate for the new
     Auction  Period shall be the  percentage  of the Index set forth in Section
     4(f)  below if the  Index is  ascertainable  on such  date (by the  Auction
     Agent, if there is at the time an Auction Agent, or the Trustee,  if at the time  there is no  Auction  Agent)  or,  (B) if the  failure  to make  such calculation  was for any other reason or if the Index is not  ascertainable on such date, the prior Auction Period shall be extended for seven days and the Applicable  Rate for the period as so extended shall be the same as the
     Applicable Rate for the Auction Period prior to the extension,  and (ii) if the preceding  Auction  Period was a period of greater than 35 days,  (A) a new  Auction  Period  shall be  established  for a period  that ends on the seventh  day  following  the day that  was the  last  day of the  preceding
     Auction  Period,  (or if such seventh day is not followed by a Business Day then to the next succeeding day which is followed by a Business Day) if the failure to make such  calculation  was because  there was not at the time a
     duly  appointed  and  acting  Auction  Agent  or  Broker-Dealer,   and  the
     Applicable  Rate for the new Auction  Period shall be the percentage of the
     Index set forth in Section 4(f) below if the Index is ascertainable on such date (by the Auction Agent,  if there is at the time an Auction  Agent,  or the  Trustee,  if at the time  there is no  Auction  Agent)  or, (B) if the failure to make such  calculation  was for any other reason or if the Index is not  ascertainable  on such  date,  the prior  Auction  Period  shall be extended to the seventh day following the day that would have been the

                                      A-8

     last day of the  preceding  Auction  Period (or if such  seventh day is not followed by a Business Day then to the next succeeding day that is followed by a Business  Day) and the  Applicable  Rate for the period as so extended shall be the same as the  Applicable  Rate for the Auction  Period prior to the  extension.  In the event a new Auction  Period is  established  as set forth  in  clause  (ii) (A)  above,  an  Auction  shall be held on the last
     Business Day of the new Auction  Period to determine an Auction Rate for an
     Auction Period beginning on the Business Day immediately following the last day of the new  Auction  Period and ending on the date on which the Auction
     Period  otherwise  would have ended had there been no new Auction Period or
     Auction  Periods  subsequent to the last Auction Period for which a Winning
     Bid Rate had been determined. In the event an Auction Period is extended as set forth in clause (i) (B) or (ii) (B) above,  an Auction shall be held on the last Business Day of the Auction  Period as so extended to determine an
     Auction  Rate  for  an  Auction  Period   beginning  on  the  Business  Day
     immediately  following  the last day of the  extended  Auction  Period  and ending on the date on which the Auction Period  otherwise  would have ended had there been no extension of the prior Auction Period.

     Notwithstanding  the foregoing,  neither new nor extended  Auction  Periods shall total more than 35 days in the aggregate. If at the end of the 35 days the
Auction Agent fails to calculate or provide the Auction Rate, or there is not at the  time a duly  appointed  and  acting  Auction  Agent or  Broker-Dealer,  the
Applicable Rate shall be the Maximum Rate.

          (d) In the event of a failed  conversion from an Auction Period to any other  period  or in the event of a failure  to  change  the  length of the current  Auction Period due to the lack of Sufficient  Clearing Bids at the
     Auction  on the  Auction  Date  for  the  first  new  Auction  Period,  the
     Applicable  Rate for the next Auction  Period shall be the Maximum Rate and the Auction Period shall be a seven-day Auction Period.

          (e) If the Tortoise Notes are no longer maintained in  book-entry-only form by the  Securities  Depository,  then the Auctions shall cease and the
     Applicable Rate shall be the Maximum Rate.

          (f) The percentage of the Index in Section 4(c) is 100%.

     5.  Allocation of Tortoise Notes.  (a) In the event of Sufficient  Clearing
Bids for the Tortoise  Notes of a series  subject to the further  provisions  of paragraphs (c) and (d) of this Section 5. Submitted Orders for Tortoise Notes of the series  shall be accepted or rejected as follows in the  following  order of priority:

               (i) the  Submitted  Hold Order of each  Existing  Holder shall be accepted, thus requiring each such Existing Holder to continue to hold the Tortoise Notes that are the subject of such Submitted Hold Order;

               (ii) the Submitted  Sell Order of each  Existing  Holder shall be accepted and the Submitted Bids of each Existing Holder specifying any rate that is higher than the Winning Bid Rate shall be rejected,  thus requiring each Existing Holder to sell the Tortoise Notes that are the subject of such Submitted Sell Order or Submitted Bid;

                                      A-9

               (iii) the Submitted Bid of each Existing  Holder  specifying  any rate that is lower than the Winning Bid Rate shall be  accepted,  thus requiring  each such Existing  Holder to continue to hold the Tortoise
          Notes that are the subject of the Submitted Bid;

               (iv) the Submitted Bid of each  Potential  Holder  specifying any rate that is lower than the Winning Bid Rate for Tortoise Notes of the series shall be accepted, thus requiring each such Potential Holder to purchase the Tortoise Notes that are the subject of the Submitted Bid;

               (v) the Submitted Bid of each Existing  Holder  specifying a rate that is  equal  to the  Winning  Bid  Rate  shall  be  accepted,  thus requiring  each such Existing  Holder to continue to hold the Tortoise
          Notes of the series that are the  subject of the  Submitted  Bid,  but only up to and including the number of Units of Tortoise Notes of such series  obtained by multiplying  (A) the aggregate  number of Units of
          Tortoise  Notes  which are not the  subject of  Submitted  Hold Orders described in clause (i) of this  paragraph  (a) or of  Submitted  Bids described  in clauses  (iii) and (iv) of this  paragraph  (a) by (B) a fraction,  the  numerator  of which  shall be the  number  of Units of
          Tortoise Notes held by such Existing  Holder subject to such Submitted
          Bid and the  denominator  of which  shall be the  aggregate  number of
          Units of Tortoise  Notes  subject to such  Submitted  Bids made by all such Existing  Holders that  specified a rate equal to the Winning Bid
          Rate,  and the  remainder,  if any,  of such  Submitted  Bid  shall be rejected,  thus requiring each such Existing Holder to sell any excess amount of Tortoise Notes;

               (vi) the Submitted Bid of each Potential Holder specifying a rate that is  equal  to the  Winning  Bid  Rate  shall  be  accepted,  thus requiring each such Potential Holder to purchase the Tortoise Notes of the series that are the subject of such  Submitted Bid, but only in an amount  equal to the number of Units of Tortoise  Notes of such series
          obtained  by  multiplying  (A)  the  aggregate   number  of  Units  of
          Outstanding Tortoise Notes which are not the subject of Submitted Hold
          Orders  described in clause (i) of this  paragraph (a) or of Submitted
          Bids described in clauses (iii),  (iv) or (v) of this paragraph (a) by
          (B) a fraction, the numerator of which shall be the number of Units of
          Tortoise  Notes subject to such  Submitted Bid and the  denominator of which  shall be the sum of the  aggregate  number of Units of Tortoise
          Notes  subject  to such  Submitted  Bids  made by all  such  Potential
          Holders that  specified a rate equal to the Winning Bid Rate,  and the remainder of such Submitted Bid shall be rejected; and

               (vii) the Submitted Bid of each Potential  Holder  specifying any rate that is higher than the Winning Bid Rate shall be rejected.

          (b) In the  event  there  are not  Sufficient  Clearing  Bids  for the
     Tortoise Notes of a series,  Submitted Orders for the Tortoise Notes of the series shall be accepted or rejected as follows in the  following  order of priority:

               (i) the  Submitted  Hold Order of each  Existing  Holder shall be accepted, thus requiring each such Existing Holder to continue to hold the Tortoise Notes that are the subject of such Submitted Hold Order;

                                      A-10

               (ii) the  Submitted Bid of each Existing  Holder  specifying  any rate that is not higher than the Maximum Rate shall be accepted,  thus requiring  each such Existing  Holder to continue to hold the Tortoise
          Notes that are the subject of such Submitted Bid;

               (iii) the Submitted  Bids  specifying any rate that is not higher than the Maximum Rate for the Tortoise  Notes shall be accepted,  thus requiring  each such  Potential  Holder to purchase the Tortoise Notes that are the subject of such Submitted Bid; and

               (iv) the Submitted  Sell Orders of each Existing  Holder shall be accepted  as  Submitted  Sell  Orders and the  Submitted  Bids of each
          Existing  Holder  specifying  any rate that is higher than the Maximum
          Rate shall be deemed to be and shall be  accepted  as  Submitted  Sell
          Orders,  in both cases only up to and including the number of Units of
          Tortoise Notes of such series  obtained by multiplying  (A) the number of Units of Tortoise  Notes  subject to  Submitted  Bids  described in clause (iii) of this paragraph (b) by (B) a fraction, the numerator of which  shall be the  number of Units of  Tortoise  Notes  held by such
          Existing Holder subject to such Submitted Sell Order or such Submitted
          Bid deemed to be a Submitted  Sell Order and the  denominator of which shall be the  number of Units of  Tortoise  Notes  subject to all such
          Submitted  Sell Orders and such  Submitted Bids deemed to be Submitted
          Sell Orders,  and the remainder of each such  Submitted  Sell Order or
          Submitted  Bid shall be deemed to be and shall be  accepted  as a Hold
          Order and each such  Existing  Holder shall be required to continue to hold such excess amount of Tortoise Notes; and

               (v) the Submitted Bid of each  Potential  Holder  specifying  any rate that is higher than the Maximum Rate shall be rejected.

     6. Notice of Applicable  Rate.  (a) On each Auction Date, the Auction Agent shall notify each  Broker-Dealer  that  participated in the Auction held on such
Auction  Date by  electronic  means  acceptable  to the  Auction  Agent  and the applicable Broker-Dealer of the following, with respect to the Tortoise Notes of a series for which an Auction was held on such Auction Date:

               (i) the Applicable  Rate  determined on such Auction Date for the succeeding Auction Period;

               (ii)   whether   Sufficient   Clearing   Bids   existed  for  the
          determination of the Winning Bid Rate;

               (iii) if such  Broker-Dealer  submitted  a Bid or a Sell Order on behalf  of an  Existing  Holder,  whether  such Bid or Sell  Order was accepted or rejected and the number of Units of Tortoise  Notes of the series, if any, to be sold by such Existing Holder;

               (iv)  if  such  Broker-Dealer  submitted  a Bid  on  behalf  of a
          Potential  Holder,  whether  such Bid was accepted or rejected and the number  of  Units  of  Tortoise  Notes of the  series,  if any,  to be purchased by such Potential Holder;

                                      A-11

               (v) if the  aggregate  number  of  Units of  Tortoise  Notes of a series  to be  sold by all  Existing  Holders  on  whose  behalf  such
          Broker-Dealer  submitted  Bids or Sell  Orders is  different  from the aggregate  number  of Units of  Tortoise  Notes of such  series  to be purchased by all Potential Holders on whose behalf such  Broker-Dealer submitted a Bid, the name or names of one or more  Broker-Dealers (and the Agent Member,  if any, of each such other  Broker-Dealer)  and the number of Units of Tortoise  Notes of such series to be (A)  purchased from  one  or  more  Existing  Holders  on  whose  behalf  such  other
          Broker-Dealers  submitted  Bids or Sell  Orders  or (B) sold to one or more Potential  Holders on whose behalf such  Broker-Dealer  submitted
          Bids; and

               (vi) the immediately succeeding Auction Date.

          (b) On each  Auction  Date,  with  respect to each  series of Tortoise
     Notes  for  which  an  Auction  was  held  on  such  Auction   Date,   each
     Broker-Dealer  that submitted an Order on behalf of any Existing  Holder or
     Potential  Holder  shall:  (i) if  requested  by an  Existing  Holder  or a
     Potential  Holder advise such Existing Holder or Potential  Holder on whose behalf such Broker-Dealer  submitted an Order as to (A) the Applicable Rate determined  on such  Auction  Date,  (B)  whether  any  Bid or  Sell  Order submitted on behalf of each such Owner was accepted or rejected and (C) the immediately succeeding Auction Date; (ii) instruct each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Holder's Agent Member to pay to such
     Broker-Dealer  (or its Agent Member) through the Securities  Depository the amount  necessary to purchase the number of Units of Tortoise Notes of such series  to be  purchased  pursuant  to such  Bid  against  receipt  of such
     Tortoise  Notes;  and (iii)  instruct each Existing  Holder on whose behalf such  Broker-Dealer  submitted a Sell Order that was accepted or a Bid that was rejected in whole or in part, to instruct such Existing  Holder's Agent
     Member to deliver to such  Broker-Dealer  (or its Agent Member) through the
     Securities  Depository  the number of Units of Tortoise Notes of the series to be sold pursuant to such Bid or Sell Order against payment therefor.

          (c) The Auction  Agent  shall give  notice of the Auction  Rate to the
     Issuer and the  Trustee by  mutually  acceptable  electronic  means and the
     Trustee shall  promptly give notice of such Auction Rate to the  Securities
     Depository.

     7. Miscellaneous  Provisions  Regarding  Auctions.  (a) In this Appendix A, each reference to the purchase, sale or holding of Tortoise Notes shall refer to beneficial  interests in Tortoise  Notes,  unless the context  clearly  requires otherwise.

          (b) During an  auction  Rate  Period  with  respect to each  series of
     Tortoise  Notes,  the  provisions  of the  Indenture  and  the  definitions contained  therein and  described  in this  Appendix A,  including  without limitation the definitions of All Hold Rate, Interest Payment Date, Maximum
     Rate,  and  Applicable  Rate,  may be amended  pursuant to the Indenture by obtaining  the  consent  of the  majority  of the  owners  of the  affected
     Outstanding  Tortoise Notes of a series bearing  interest at the Applicable
     Rate as follows.  If on the first  Auction Date  occurring at least 20 days after  the  date on  which  the  Trustee  mailed  notice  of such  proposed amendment to the  registered  owners of the affected  Outstanding  Tortoise
     Notes of the series,  (i) the  Applicable  Rate which is determined on such date is the  Winning  Bid  Rate or the All  Hold  Rate  and  (ii)  there is delivered to the Issuer and the Trustee an opinion of counsel to the effect that such

                                      A-12

     amendment shall not adversely  affect the validity of the Tortoise Notes of the series or any exemption  from federal  income tax to which the interest on the  Tortoise  Notes of the series  would  otherwise  be  entitled,  the proposed  amendment shall be deemed to have been consented to by the owners of all affected  Outstanding  Tortoise Notes of the series bearing interest at the Applicable Rate.

          (c) If the  Securities  Depository  notifies  the  Issuer  that  it is unwilling or unable to continue as registered  owner of the Tortoise  Notes of a series or if at any time the Securities  Depository shall no longer be registered or in good standing under the  Securities  Exchange Act of 1934, as amended,  or other  applicable  statute or regulation and a successor to the  Securities  Depository  is not  appointed by the Issuer within 90 days after the Issuer receives notice or becomes aware of such condition, as the case may be, the Auctions  shall cease and the Issuer shall execute and the
     Trustee  shall  authenticate  and  deliver  certificates  representing  the
     Tortoise  Notes of the series.  Such Tortoise  Notes shall be registered in such  names and  Authorized  Denominations  as the  Securities  Depository,
     pursuant  to  instructions  from the  Agent  Members  or  otherwise,  shall instruct the Issuer and the Trustee.

          (d) During an Auction Period, so long as the ownership of the Tortoise
     Notes  of a series  is  maintained  in  book-entry  form by the  Securities
     Depository,  an Existing Holder or a Beneficial Owner may sell, transfer or otherwise  dispose of a Tortoise  Note only pursuant to a Bid or Sell Order in accordance with the Auction Procedures or to or through a Broker-Dealer, provided  that (i) in the case of all  transfers  other  than  pursuant  to
     Auctions  such  Existing  Holder or its  Broker-Dealer  or its Agent Member
     advises the Auction  Agent of such  transfer  and (ii) a sale,  transfer or other  disposition  of  Tortoise  Notes of the series  from a customer of a
     Broker-  Dealer who is listed on the records of that  Broker-Dealer  as the holder of such Tortoise Notes to that  Broker-Dealer or another customer of that  Broker-Dealer  shall not be deemed  to be a sale,  transfer  or other disposition  for purposes of this paragraph if such  Broker-Dealer  remains the Existing Holder of the Tortoise Notes so sold,  transferred or disposed or immediately after such sale, transfer or disposition.

     8. Changes in Auction Period or Auction Date.

          (a) Changes in Auction Period.

               (i) During any Auction Period, the Issuer, may, from time to time on the Interest  Payment  Date  immediately  following  the end of any
          Auction  Period,  change the length of the Auction Period with respect to all of the  Tortoise  Notes  of a series  in  order to  accommodate economic and  financial  factors that may affect or be relevant to the length of the Auction  Period and the rate of  Tortoise  Notes of such series.  The  Issuer  shall  initiate  the change in the length of the
          Auction Period by giving written notice to the Trustee, Auction Agent, the  Broker-Dealers  and the  Securities  Depository  that the Auction
          Period shall change if the conditions  described  herein are satisfied and the proposed  effective  date of the change,  at least 10 Business
          Days prior to the Auction Date for such Auction Period.

                                      A-13

               (ii) Any such changed Auction Period shall be for a period of one day, seven-days,  28-days, 35-days, three months, six months and shall be for all of the Tortoise Notes of such series.

               (iii)  The  change in length of the  Auction  Period  shall  take effect only if  Sufficient  Clearing  Bids exist at the Auction on the
          Auction Date for such new Auction Period.  For purposes of the Auction for such new Auction  Period only,  except to the extent such Existing
          Holder  submits an Order  with  respect  to such  Tortoise  Notes each
          Existing  Holder  shall be deemed to have  submitted  Sell Orders with respect to all of its  Tortoise  Notes of such series if the change is to a longer  Auction  Period  and a Hold  Order if the  change is to a shorter Auction Period. If there are not Sufficient  Clearing Bids for the first Auction Period,  the Auction Rate for the new Auction Period
          shall be the Maximum Rate, and the Auction Period shall be a seven-day
          Auction Period.

          (b) Changes in Auction Date.  During any Auction  Period,  the Auction
     Agent,  at the  direction  of the  Issuer,  may specify an earlier or later
     Auction  Date (but in no event  more than five  Business  Days  earlier  or later)  than the  Auction  Date  that  would  otherwise  be  determined  in accordance  with the  definition of "Auction Date" in order to conform with then  current  market  practice  with respect to similar  securities  or to accommodate  economic and financial  factors that may affect or be relevant to the day of the week  constituting  an  Auction  Date and the rate of the
     Tortoise Notes of the series. The Auction Agent shall provide notice of the
     Issuer's direction to specify an earlier Auction Date for an Auction Period by means  of a  written  notice  delivered  at  least 45 days  prior to the proposed  changed Auction Date to the Issuer,  the  Broker-Dealers  and the
     Securities  Depository.  In the event that Auction  Agent is  instructed to specify an earlier  Auction Date,  the days of the week on which an Auction
     Period  begins and ends and the  Interest  Payment  Date shall be  adjusted accordingly.

          (c) Changes Resulting from Unscheduled Holidays. If, in the opinion of the Auction Agent and the  Broker-Dealers,  there is insufficient notice of an unscheduled holiday to allow the efficient implementation of the Auction
     Procedures set forth herein, the Auction Agent and the Broker-Dealers  may, as they deem appropriate,  and after providing notice to the Issuer,  set a different  Auction Date and adjust any Interest  Payment  Dates and Auction
     Periods affected by such unscheduled holiday.

                                      A-14

                                   APPENDIX B

                                  FORM OF NOTE

                                      B-1

                                   APPENDIX C

                   FORM OF TRUSTEE AUTHENTICATION CERTIFICATE

                                      C-1